EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

among

YONGYE INTERNATIONAL, INC.,

MSPEA AGRICULTURE HOLDING LIMITED

and

FULL ALLIANCE INTERNATIONAL LIMITED

Dated May 29, 2011

SCHEDULE 1	PART A – PARTICULARS OF THE COMPANY

PART B – PARTICULARS OF BVI SPV

PART C – PARTICULARS OF HK SPV

PART D – PARTICULARS OF FULL ALLIANCE

PART E – PARTICULARS OF PRC OPCO

PART F – PARTICULARS OF FUMIN CO

PART G – STRUCTURE CHART

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SCHEDULE 2	COLLECTIVE WARRANTIES

SCHEDULE 3	INVESTOR WARRANTIES

SCHEDULE 4	DISCLOSURE SCHEDULE

SCHEDULE 5	LIST OF SENIOR MANAGERS

SCHEDULE 6	POST-CLOSING COVENANTS

EXHIBIT A	FORM OF CERTIFICATE OF DESIGNATION

EXHIBIT B	CERTIFICATE OF INCUMBENCY AND AUTHORITY

EXHIBIT C	FORM OF STOCKHOLDERS’ AGREEMENT

EXHIBIT D	FORM OF REGISTRATION RIGHT AGREEMENT

EXHIBIT E	FORM OF SHARE PLEDGE

EXHIBIT F	FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

EXHIBIT G	FORM OF NEVADA LEGAL OPINION

EXHIBIT H	FORM OF PRC LEGAL OPINION

EXHIBIT I	FORM OF HONG KONG LEGAL OPINION

EXHIBIT J	FORM OF BVI LEGAL OPINION

EXHIBIT K	FORM OF NEW YORK LEGAL OPINION

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EXECUTION COPY

SECURITIES PURCHASE AGREEMENT (this “Agreement”) made on May 29, 2011

AMONG:

(1)	YONGYE INTERNATIONAL, INC., a corporation organized and existing under the Nevada Revised Statutes of the State of Nevada of the United States of America (the “Company”);

(2)
MSPEA AGRICULTURE HOLDING LIMITED, a company incorporated and existing under the laws of the Cayman Islands with its registered office at Walkers SPV Limited, Walker House, PO Box 908GT, Mary Street, George Town, Grand Cayman, Cayman Islands (the “Investor”); and

(3)
FULL ALLIANCE INTERNATIONAL LIMITED, a company incorporated and existing under the laws of the British Virgin Islands with its registered office at OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (“Full Alliance”).

RECITALS:

(A)	The Company is a Nevada corporation listed on the Nasdaq (as defined below).

(B)
The Company owns all of the issued share capital of Fullmax Pacific Limited, a company incorporated and existing under the laws of the British Virgin Islands (“BVI SPV”).  BVI SPV owns all of the issued share capital of Asia Standard Oil Limited (亚洲标准石油有限责任公司), a limited liability company incorporated under the laws of HKSAR (as defined below) (“HK SPV”).  HK SPV owns 98.39% of the total equity interest in Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd. (内蒙古永业农丰生物科技有限责任公司), a limited liability cooperative joint venture incorporated in the PRC (“PRC Opco”).  Mr. Zishen Wu (“Mr. Wu”) indirectly owns 1.61% equity interest in PRC Opco through Inner Mongolia Yongye Biotechnology Co., Ltd., in which Mr. Wu owns 91.7% of the equity interest.  PRC Opco owns all of the equity interest in Inner Mongolia Yongye Fumin Biotechnology Co., Ltd. (内蒙古永业富民生物科技有限责任公司), a limited liability company incorporated in the PRC (“Fumin Co”). The structure chart of the Company as of the date hereof is set forth in Part G of Schedule 1.

(C)
Upon the terms and conditions set forth in this Agreement, the Company intends to issue and sell to the Investor, and the Investor intends to purchase, a certain number of convertible preferred shares in the capital of the Company.

AGREEMENT:

SECTION 1
INTERPRETATION

1.1	Definitions. In this Agreement, unless the context otherwise requires the following words and expressions have the following meanings:

“1933 Act” means the Securities Act of 1933 of the United States of America, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934 of the United States of America, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” of a Person (the “Subject Person”) means (a) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (b) in the case of a natural person, any other Person that is directly or indirectly Controlled by the Subject Person or is a Relative of the Subject Person.

“Auditor” means the independent financial auditor of the Company, which, at any time, shall be a Big 4 Accounting Firm jointly selected by the Investor and the Company.

“Big 4 Accounting Firm” means KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu or Ernst & Young or their PRC-domiciled affiliates.

“Board” means the board of directors of the Company.

“Business” means the business of the Group, being the development, manufacture, production, marketing and distribution of organic nutrient products in the PRC and activities relating thereto, including distribution channel management and ownership.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC or HKSAR or New York City are required or authorized by law or executive order to be closed.

“Certificate of Designation” means the certificate of designation of the Preferred Shares in substantially the form attached as Exhibit A hereto.

“China” or the “PRC” means the People’s Republic of China and for the purpose of this Agreement shall exclude HKSAR, Taiwan and the Special Administrative Region of Macau.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value US$0.001 per share, in the capital of the Company.

“Company Charter Documents” means Articles of Incorporation and the By-laws of the Company, as amended from time to time.

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“Completion” means the completion and closing of the purchase of the Purchased Shares.

“Completion Date” means the date and time at which Completion takes place.

“Control” of a Person means (a) ownership of more than 50% of the shares in issue or other equity interests or registered capital of such Person or (b) the power to direct the management or policies of such Person, whether through ownership or voting proxy of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

“Conversion Shares” means the number of shares of the Common Stock the Investor is entitled to receive upon conversion of the Purchased Shares.

“Covered Business” means (a) development, manufacture and sale of fertilizer, plant nutrient and animal nutrient/medicine, and (b) distribution of seeds, pesticide, fertilizer,  nutrient and other products that may be reasonably expected to be sold in agriculture retail stores.

“Disclosure Schedule” means the disclosure schedule delivered by the Company to the Investor on the date hereof.

“Encumbrance” means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security interest or any other encumbrance but which has an economic or financial effect similar to the granting of security interest or any other encumbrance under applicable law, (b) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (d) any adverse claim as to title, possession or use.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital or joint venture or other ownership interests (whether or not such derivative securities are issued by such Person). Unless the context otherwise requires, any reference to “Equity Securities” refers to the Equity Securities of the Company.

“Governmental Authority” means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange, in each case having competent jurisdiction.

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“Group” means, collectively, the Company, BVI SPV, HK SPV, PRC Opco, any other Onshore Company and any Subsidiary or branch of any of the foregoing companies, and “Group Member” means any of them.

“Guaranteed Obligations” means the obligations of Full Alliance under Sections 2.1 and 3.1 of the Stockholders’ Agreement.

“Hong Kong” or “HKSAR” means the Hong Kong Special Administrative Region of the PRC.

“Investor Director” has the meaning given to it in the Certificate of Designation.

“Investor Ownership Percentage” means the percentage determined by a fraction, the numerator of which is the number of Purchased Shares held by the Investor and its Affiliates as of a particular date of determination, and the denominator of which is the total number of Purchased Shares (in each case, adjusted for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or other like changes in the Company’s capital structure).

“Investor Warranties” means the representations and warranties with respect to the Investor set forth in Schedule 3.

“Liabilities” means all indebtedness and other liabilities of any nature whatsoever, accrued, absolute, actual or contingent, due or to become due, liquidated or unliquidated and whether or not of a nature required to be disclosed in the accounts or financial statements of the Group.

“Nasdaq” means the NASDAQ Global Select Market, NASDAQ Global Market or any successor thereto.

“NYSE” means The New York Stock Exchange, Inc. or any successor thereto.

“Onshore Companies” means PRC Opco and Fumin Co set forth in Schedule 1 and any other Person in the PRC in which any of the foregoing legal entities directly or indirectly owns any interest.

“Party” or “Parties” means any signatory or the signatories to this Agreement and any Person that subsequently becomes a party to this Agreement as provided herein.

“Person” means any natural person, firm, company, governmental authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

“Pledged Shares” means the 5,600,000 shares of Common Stock to be pledged by Full Alliance to the Investor pursuant to the Share Pledge.

“PRC GAAP” means generally accepted accounting principles applied in the PRC.

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“Preferred Shares” means series A convertible preferred stock, par value US$0.001 per share, in the capital of the Company, with the terms set forth in Exhibit A of this Agreement.

“Purchased Shares” means a total of 5,681,818 shares of Preferred Shares to be purchased by the Investor pursuant to the terms of this Agreement.

“Related Party” means (a) any Affiliate of any Group Member and (b) any director or officer of any Group Member or any Affiliate thereof.

“Relative” of a natural person means the spouse of such person and any parent, grandparent, child, grandchild, sibling, first cousin, uncle, aunt, nephew or niece of such person or in-laws of such person of the same relation.

“Relevant Person” means (i) a director, officer, employee, or agent of any Group Member and (ii) in the case of the Company, anyone that exercises Control over the Company, and in the case of any other Group Member, anyone that holds Equity Securities of such Group Member.

“Registration Right Agreement” means the Registration Rights Agreement to be entered into by and between the Company and the Investor in substantially the form attached as Exhibit D hereto.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Senior Managers” means the senior managers and key employees of the Group (including the general manager and deputy manager of each Group Member) set forth in Schedule 5.

“Share Pledge” means the Pledge Agreement to be entered into by and between the Investor and Full Alliance, in substantially the form attached as Exhibit E hereto.

“Short Sales” means “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act.

“Stockholders’ Agreement” means the Stockholders’ Agreement to be entered into by and between the Investor and Full Alliance in substantially the form attached as Exhibit C hereto.

“Subsidiary” at any time means, in respect of any Person (the “Parent”), any other Person in which the Parent directly or indirectly holds more than 50% of the ownership interests or voting power represented by the Equity Securities of such Person and any Person in respect of which the Parent has the power to appoint a majority of the board of directors or similar governing body of such Person.

“Target Completion Date” means June 10, 2011.

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“Tax” means any tax, duty, deduction, withholding, fee, assessment or charge of any nature whatsoever (including income, franchise, value added, sales, use, excise, stamp, customs, documentary, transfer, withholding, property, capital, employment, payroll, ad valorem, net worth or gross receipts taxes and any social security, unemployment or other mandatory contributions) imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, national or other body in the PRC, the United States or elsewhere and any interest, addition to tax, penalty, surcharge or fine in connection therewith.

“Tax Authority” means any Governmental Authority which seeks to impose any Tax in any jurisdiction.

“Tax Returns” means any and all reports, returns, declarations, disclosures, or statements supplied or required to be supplied to a Tax Authority in connection with any Tax, including any schedule, attachment or amendment thereto.

“Transaction Documents” means this Agreement, the Stockholders’ Agreement, the Share Pledge, the Certificate of Designation, the Registration Right Agreement and amendments to the Company Charter Documents, if applicable.

“US GAAP” means the generally accepted accounting principles as applied in the United States.

“US$” means United States Dollars, the lawful currency of the United States of America.

1.2	Terms Defined Elsewhere in this Agreement. The following terms are defined in this Agreement as follows:

“8-K Filing”	Section 8.11(a)
“Agreement”	Preamble
“BVI SPV”	Recitals
“Cap”	Section 10.2
“Collective Warranties”	Section 6.1
“Company”	Preamble
“Confidential Information”	Section 7.1
“Consideration”	Section 2.1
“DTC”	Section 8.26
“Fees and Expenses”	Section 9.1
“Full Alliance”	Preamble
“Fumin Co”	Recitals
“HK SPV”	Recitals
“Indemnified Party”	Section 10.1
“Indemnifying Party”	Section 10.1
“Investor”	Preamble
“Investor Director Designee”	Section 8.13
“Investor Warranties”	Section 6.2
“Losses”	Section 10.1
“Mr. Wu”	Recitals
“PRC Opco”	Recitals
“Proceeds”	Section 2.3
“Process Agent”	Section 14.3
“Purchase Rights”	Section 8.14
“Realization Value”	Section 10.2
“Reporting Period”	Section 8.4
“Representatives”	Section 7.1

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1.3	Interpretation.

(a)
Directly or Indirectly.  The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)
Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)	Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d)	Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)
Law.  References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, or any other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(f)
References to Documents.  References to this Agreement include the Schedules and Exhibits, which form an integral part hereof.  A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement.  The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto.  A reference to any document (including this Agreement) is, unless otherwise specified, to that document as amended, restated, consolidated, supplemented, novated or replaced from time to time.

(g)
Share Calculations.  In calculations of share numbers, (i) references to a “fully diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Common Stock (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged and (ii) references to a “non-diluted basis” mean that the calculation is to be made taking into account only Common Stock then in issue.

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(h)
Knowledge. Where any statement is qualified by the expression “to the best of a Person’s knowledge, information and belief” or any similar expression, that statement shall, unless otherwise stated, be deemed to refer to the knowledge of a prudent Person in the position of such Person who shall be deemed to have knowledge of such matters as he would have discovered, had he made due and careful enquiries and investigations.  The expression “to the best knowledge of the Company” or any similar expression shall, unless otherwise stated, be deemed to refer to the knowledge that any Group Member would have after making due and careful enquiries and investigations as a prudent Person would have made concerning the subject matter of the statement.

(i)	Writing. References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(j)	Language. This Agreement is drawn up in the English language.

SECTION 2
SALE AND PURCHASE OF THE PREFERRED SHARES

2.1
Purchased Shares. Upon the terms and subject to the conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to issue and sell to the Investor at Completion, the Purchased Shares for a total purchase price of US$50,000,000 (the “Consideration”).

2.2	Consideration. The Investor shall pay the Consideration at Completion in accordance with Section 4.2(b).

2.3	Use of Proceeds. The Company shall use the proceeds from the issuance of the Purchased Shares (the “Proceeds”) to fund the capital expenditures and working capital of the Group.

SECTION 3
CONDITIONS PRECEDENT TO COMPLETION

3.1
Conditions Precedent to Obligations of the Investor at Completion.  The obligation of the Investor to complete the purchase of the Preferred Shares at Completion is subject to the fulfillment, prior to or simultaneously with Completion, of the following conditions, any one or more of which may be waived in writing by the Investor:

(a)
the Collective Warranties remaining true and correct in all material respects on the Completion Date as provided in Section 6.4 (to the extent any portion of any Collective Warranty is already qualified as to materiality, such portion of such Collective Warranty as so qualified shall remain true and correct in all respects);

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(b)
each of the Company and Full Alliance having performed and complied in all material respects with all of its agreements and obligations contained in the Transaction Documents to which it is a party that are required to be performed or complied with by it on or before Completion;

(c)
each of the Company and Full Alliance having duly attended to and carried out all corporate procedures that are required under the laws of its place of incorporation or establishment to effect its execution, delivery and performance of each Transaction Document to which it is a party and the transactions contemplated thereby, and having provided to the Investor copies of all resolutions (and all attachments thereto) described below, in form and substance to the reasonable satisfaction of the Investor (each certified by a duly authorized director or officer to be true, complete and correct copies as of the Completion Date) which corporate procedures shall include:

(i)	approval by the Board and the written consent of Full Alliance, each to the extent required by the applicable law and Company Charter Documents, of the following:

(1)	the authorization and issuance of Preferred Shares to the Investor; and

(2)	the execution, delivery and performance by the Company of each Transaction Document to which it is a party and all the transactions contemplated thereby; and

(ii)
approval by the board of directors and the stockholder(s) of Full Alliance, to the extent required by the applicable law or its charter documents, of the execution, delivery and performance by such entity of each Transaction Document to which it is a party and all transactions contemplated thereby;

(d)
all consents and approvals of, notices to and filings or registrations with any Governmental Authority or any other Person required pursuant to any applicable law of any Governmental Authority, or pursuant to any contract binding on the Company or Full Alliance, or whereby their respective assets are subject or bound, to consummate the transactions contemplated under this Agreement and the other Transaction Documents (to the extent that such transactions are to be completed on or prior to the Completion Date), including the 8-K Filing in accordance with Section 8.11(a), having been obtained or made and copies thereof having been provided to the Investor (each certified by a duly authorized director or officer to be true, complete and correct copies thereof as of the Completion Date);

(e)	there being no Governmental Authority or other Person that has:

(i)
instituted or threatened any legal, arbitral or administrative proceedings or inquiry against Full Alliance, the Company or any other Group Member to restrain, prohibit or otherwise challenge the transaction contemplated hereby or under any Transaction Document or any other matter or requested any information in connection with the possible institution of any such proceedings or inquiry; or

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(ii)
proposed or enacted any statute or regulation which would prohibit, materially restrict, impact or delay implementation of the transactions contemplated under any Transaction Document or the operation of any Group Member or the operation of any Group Member after Completion as contemplated in the Transaction Documents;

(f)	each of the Transaction Documents having been duly executed by each party thereto other than the Investor and delivered to the Investor;

(g)
except as may be a result of the announcement of the transactions contemplated hereby, there having been since the date of this Agreement, (i) no material adverse change in, and no change in circumstances that has a material adverse impact on the future, business, operations, properties, financial position (including any material increase in provisions), earnings, condition or prospects of any Group Member, and (ii) no material change in any relevant laws, regulations or policies in any of the jurisdictions or sectors in which any Group Member does business (whether coming into effect prior to, on or after the Completion Date) that could reasonably be expected to materially and adversely affect any Group Member;

(h)
the Company having delivered to the Investor a copy of the register of directors of the Board as at the Completion Date and copies of all resolutions and documentation evidencing the composition of the Board, certified by a duly authorized director of the Board to be true, complete and correct copies thereof, and reflecting that the Board includes one nominee of the Investor as duly elected members of such board of directors of the Company;

(i)
the Company having delivered to the Investor (i) a duly executed director indemnification agreement in favor of the Investor Director, in substantially the form attached as Exhibit F hereto, and (ii) evidence that (x) the existing directors’ and officers’ indemnity insurance of the Company has been extended (or a new policy or policies have been secured) to cover risk of loss or liability arising from certain conditions and circumstances (substantially similar or superior to the coverage in the existing policy) occurring on or prior to May 5, 2011 and (y) new directors’ and officers’ indemnity insurance has been provided to the Company covering an aggregate limit of liability of not less than US$15 million and covering each member of the Board (including the Investor Director) with respect to risk of loss or liability arising from certain conditions and circumstances (substantially similar to the coverage in the existing policy) occurring after May 5, 2011;

(j)	the Company having delivered evidence to the satisfaction of the Investor of the appointment of a Process Agent pursuant to Section 14.3;

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(k)	the Company having delivered to the Investor evidence to the reasonable satisfaction of the Investor that the Company is validly existing and in good standing;

(l)	the Company having delivered to the Investor evidence to the reasonable satisfaction of the Investor that the Company has engaged KPMG as the Auditor;

(m)	the Company having provided a certificate of incumbency and authority in the form attached at Exhibit B;

(n)	the due filing of the Certificate of Designation with the State of Nevada;

(o)
completion of all appropriate actions to elect or appoint at Completion the Investor Director to the Board, including, if necessary, taking such appropriate actions to increase the size of the Board to effect such election or appointment;

(p)	no stop order or suspension of trading having been imposed by Nasdaq, the SEC or any other Governmental Authority with respect to public trading in the Common Stock;

(q)
the Company having delivered to the Investor copies of duly executed employment agreements and confidentiality and non-competition agreements between each of the Senior Managers and the relevant Group Member, containing, among other things, provisions required under Section 8.25 and otherwise in a form and substance substantially identical to the agreements entered into by Mr. Wu as provided in Section 8.25;

(r)
the Investor having received a letter of undertaking duly issued by each of the shareholders of Full Alliance to the Investor containing non-competition undertakings substantially identical to Section 4.2 of the Stockholders’ Agreement;

(s)
the Company having delivered to the Investor (i) a certificate, dated the Completion Date and signed by an authorized signatory of the Company, certifying that the conditions set forth in paragraphs (a) through (q) of this Section 3.1 have been satisfied and (ii) such other evidence of the satisfaction of such conditions as the Investor may reasonably request;

(t)
the Investor having received legal opinions from: (i) Lewis and Roca LLP, the Company’s Nevada legal counsel, in substantially the form attached as Exhibit G hereto, (ii) Han Kun Law Offices, the Company’s PRC legal counsel, in substantially the form attached as Exhibit H hereto, (iii) Sit, Fung, Kwong & Shum, the Company’s Hong Kong counsel, in substantially the form attached as Exhibit I hereto, (iv) Forbes Hare, the Company’s British Virgin Islands counsel, in substantially the form attached as Exhibit J hereto, and (v) Loeb & Loeb LLP, the Company’s New York counsel, in substantially the form attached as Exhibit K hereto; and

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(u)	Nasdaq shall have approved the listing of the shares of Common Stock issuable upon conversion of the Purchased Shares on Nasdaq.

3.2
Conditions Precedent to Obligations of Company at Completion.  With respect to the Investor, the Company’s obligation to complete the allotment and issuance of the Preferred Shares at Completion is subject to the fulfillment, prior to or simultaneously with Completion, of the following conditions, any one or more of which may be waived by the Company:

(a)
the Investor Warranties remaining true and correct in all material respects on the Completion Date (to the extent any portion of any Investor Warranty is already qualified as to materiality, such portion of such Investor Warranty as so qualified shall remain true and correct in all respects);

(b)
the Investor having performed and complied in all material respects with all of its agreements and obligations contained in this Agreement and the other Transaction Documents to which it is a party that are required to be performed or complied with by it on or before Completion;

(c)
the Investor having duly attended to and carried out all corporate procedures that are required under the laws of its place of incorporation or establishment to effect its execution, delivery and performance of each Transaction Document to which it is as a party and the transactions contemplated thereby;

(d)
all consents and approvals of, notices to and filings or registrations with any Governmental Authority or any other Person required on the part of the Investor to consummate the transactions contemplated under this Agreement and the other Transaction Documents (to the extent that such transactions are to be completed on or prior to the Completion Date), having been obtained or made and copies thereof having been provided to the Company (each certified by a duly authorized director or officer to be true, complete and correct copies thereof as of the Completion Date);

(e)	there being no Governmental Authority or other Person that has:

(i)
instituted or threatened any legal, arbitral or administrative proceedings or inquiry against the Investor to restrain, prohibit or otherwise challenge the transaction contemplated hereby or under any Transaction Document or any other matter or requested any information in connection with the possible institution of any such proceedings or inquiry; or

(ii)	proposed or enacted any statute or regulation which would prohibit, materially restrict, impact or delay implementation of the transactions contemplated under any Transaction Document;

(f)	each of the Transaction Documents having been duly executed by each party thereto other than the Company and Full Alliance and delivered to the Company;

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(g)	the Investor having delivered to the Company evidence to the reasonable satisfaction of the Company that the Investor is validly existing and in good standing;

(h)	the Investor having provided a certificate of incumbency and authority in the form attached at Exhibit B;

(i)
the Investor having delivered to the Company (i) a certificate, dated the Completion Date and signed by an authorized signatory of the Investor, certifying that the conditions set forth in paragraphs (a) through (h) of this Section 3.2 have been satisfied and (ii) such other evidence of the satisfaction of such conditions as the Company may reasonably request; and

(j)
Nasdaq shall have approved the listing of the shares of Common Stock issuable upon conversion of the Purchased Shares on Nasdaq; provided that the condition set forth in this Section 3.2(j) shall be deemed waived by the Company to the extent the failure of Nasdaq to approve such listing has been caused by the Company.

SECTION 4
COMPLETION ACTIONS

4.1
Time and Place of Completion.  Completion shall take place at the Hong Kong offices of Paul, Weiss, Rifkind, Wharton & Garrison, 12th Floor, Hong Kong Club Building, 3A Chater Road, Central, Hong Kong on the fifth Business Day after all the conditions precedent set forth in Sections 3.1 and 3.2 (other than those conditions precedent that by their terms cannot be fulfilled until Completion) are satisfied or waived in writing, or at such other time and place as the Parties may agree or as may be determined pursuant to Section 4.3.

4.2	Actions at Completion. With respect to the Investor, at Completion,

(a)	the Company shall:

i.	allot and issue Purchased Shares to the Investor free and clear of any Encumbrances;

ii.
duly register the Investor as the holder of Purchased Shares in the Company’s register of stockholders and deliver a copy of the register of stockholders to the Investor, certified as a true, correct and complete copy by a director of the Company;

iii.	deliver to the Investor a share certificate, duly completed in the name of the Investor and reflecting the Investor’s ownership of Purchased Shares; and

iv.	deliver to the Investor a receipt for payment of the Consideration; and

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(b)
subject to Section 9, the Investor shall pay the Consideration (after deducting a pre-payment of Fees and Expenses reimbursable by the Company to the Investor pursuant to Section 9.1 in the amount of $600,000), by wire transfer of immediately available funds to an account opened in the name of the Company in accordance with the instructions given by the Company to the Investor at least ten (10) Business Days prior to the Completion Date.

4.3	Actions if Conditions not Fulfilled. If any condition set forth in Section 3 shall not have been fulfilled or waived in writing by the Target Completion Date,

(a)
the Investor, in the case of a failure of any of the conditions set forth in Section 3.1 by the Company, may, at its option, without prejudice to its rights hereunder and in accordance with applicable law:

i.	defer Completion to a later date;

ii.	so far as practicable, proceed to Completion; or

iii.	terminate this Agreement in accordance with Section 11.2; and

(b)	the Company, in the case of a failure of any of the conditions set forth in Section 3.2, may, at its option, without prejudice to its rights hereunder and in accordance with applicable law:

i.	defer Completion to a later date;

ii.	so far as practicable, proceed to Completion; or

iii.	terminate this Agreement in accordance with Section 11.2.

SECTION 5
OBLIGATIONS OF THE PARTIES BETWEEN EXECUTION AND COMPLETION

5.1
Notices of Breaches.  From the date hereof until the Completion Date, except as disclosed in the Transaction Documents or otherwise as contemplated thereunder, the Company shall, and shall cause each other Group Member to, conduct its business in a manner consistent with its past practice in its ordinary course of business in all material respects.  The Company shall give the Investor prompt notice of any event, condition or circumstance occurring prior to the Completion Date that would constitute a breach of any terms and conditions contained in this Agreement.

5.2
Restrictions on Actions between Execution and Completion.  From the date hereof until the Completion Date, other than as set forth in this Agreement or other Transaction Documents, the Company shall not, without the prior written consent of the Investor, and shall not permit any other Group Member to:

(a)	amend, modify or waive any provisions of any Transaction Document;

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(b)	make any distribution of profits by way of interim or final dividend, capitalization of reserves or otherwise;

(c)	appoint or change the Auditor;

(d)	make any investment or any capital expenditure or incur any commitment in an aggregate amount exceeding US$1 million, except in the ordinary course of business consistent with past practice;

(e)
approve transactions exceeding US$100,000 involving the interest of any Related Party, or waive or make adjustments or modifications, with an effect exceeding US$100,000, to the terms of any transactions involving the interests of any Related Party, in each case other than the transactions expressly contemplated in the Transaction Documents;

(f)
increase, reduce or cancel the authorized or issued Equity Securities of any Group Member or issue, allot, purchase or redeem any Equity Securities of any Group Member, undertake any recapitalization or similar transaction or do any act which has the effect of diluting or reducing the effective shareholding of the holders of the Preferred Shares on an as-converted basis in any Group Member; amend, modify or waive any provision of any document including any certificate of designation related to any authorized or issued Equity Securities of any Group Member;

(g)	borrow any money or obtain any financial facilities in an aggregate amount exceeding US$500,000, except in the ordinary course of business consistent with past practice;

(h)
create or allow to exist any Encumbrance of any nature in an aggregate amount exceeding US$2 million whatsoever on any of the property, undertaking, assets or rights of any Group Member, except in the ordinary course of business consistent with past practice;

(i)	enter into any reorganization, consolidation, merger, joint venture or partnership, or acquire, sell, transfer or dispose any Equity Securities of any Person;

(j)
acquire, sell, transfer, license, or otherwise dispose in any form of any asset including any trademarks, patents or other intellectual property owned by any Group Member, other than the sales of products to customers in the ordinary course of business;

(k)
make any alteration or amendment to the Company Charter Documents or the charter documents of any other Group Member, or change the size or composition of its board of directors or any committee thereof other than contemplated under the Transaction Documents;

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(l)	approve any material budget or material business plan of any Group Member or any material modification thereto, or approve the execution or termination of any Material Contract by any Group Member;

(m)
cease to conduct or carry on business in substantially the form as now conducted, approve the development of any new line of business unrelated to the Business or materially change any part of its business activities other than in the ordinary course of business consistent with past practice;

(n)
settle, compromise or concede any litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures, except with respect to any of the foregoing, any procedure or proceeding involving an amount of claim of less than US$100,000;

(o)	employ or terminate any Senior Manager; or

(p)	conduct any bankruptcy or insolvency related proceeding.

5.3
Listing.  The Company shall use reasonable best efforts to secure the subsequent listing on the Nasdaq of all of the shares of Common Stock issuable upon conversion of the Purchased Shares and the ongoing listing of such securities thereon.  In connection with the application for such subsequent listing, the Parties agree to cooperate and conduct good faith discussions with Nasdaq and to take all necessary steps, if any, required by Nasdaq in connection with the approval of such application and the continued listing of such securities so long as such requirement does not materially and adversely affect the Parties’ rights and obligations under the Transaction Documents and any related document.

SECTION 6
REPRESENTATIONS AND WARRANTIES

6.1
Collective Warranties.  The Company and Full Alliance represent and warrant to the Investor in the terms of the warranties set forth in Schedule 2 hereto (such warranties, the “Collective Warranties”) and acknowledge that the Investor in entering into this Agreement is relying on such Collective Warranties.

6.2
Investor Warranties. The Investor hereby represents and warrants to the Company in the terms of the warranties set forth in Schedule 3 hereto (the “Investor Warranties”) and acknowledges that the Company in entering into this Agreement is relying on the Investor Warranties.

6.3
Knowledge of Claims.  Each of the Collective Warranties and the Investor Warranties is given subject to the matters fully and fairly disclosed in the numbered and lettered section corresponding to such Collective Warranties and Investor Warranties in the Disclosure Schedule (including the schedules and the appendices thereof).  No other information relating to any Group Member or Full Alliance of which Investor has knowledge (actual or constructive), no other information relating to the Investor of which the Company or Full Alliance has knowledge (actual or constructive) and no investigation by or on behalf of the Investor, the Company or Full Alliance shall prejudice any claim made by the Investor, the Company or Full Alliance, as the case may be, under the indemnity contained in Section 10, or operate to reduce any amount recoverable thereunder.  It shall not be a defense to any claim against the Company or Full Alliance or the Investor that the Company, Full Alliance or the Investor, as the case may be, knew or ought to have known or had constructive knowledge of any information (other than as fully and fairly disclosed in the Disclosure Schedule) relating to the circumstances giving rise to such claim.  The Disclosure Schedule shall be deemed to take effect as at the date hereof.

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6.4
Bring-Down to Completion.  The Collective Warranties shall be deemed to be repeated as at the Completion Date as if they were made on and as of the Completion Date, and all references therein to the date of this Agreement were references to the Completion Date.

SECTION 7
CONFIDENTIALITY; RESTRICTION ON ANNOUNCEMENTS

7.1
General Obligation.  Each Party undertakes to the other Parties that it/he shall not reveal, and that it/he shall use its/his commercially reasonable efforts to procure that its/his respective directors, officers, employees, agents, counsel and advisors who are in receipt of any Confidential Information (collectively, “Representatives”) do not reveal, to any third party any Confidential Information without the prior written consent of the Company or the concerned Party, as the case may be, or use any Confidential Information in such manner that is detrimental to the Company or the concerned Party, as the case may be.  The term “Confidential Information” as used in this Section 7 means, (a) any non-public information concerning the organization, structure, business or financial results or conditions of any Party; (b) the terms of this Agreement and the terms of any of the other Transaction Documents, and the identities of the Parties and their respective Affiliates; and (c) any other information or material prepared by a Party or its Representatives that contains or otherwise reflects, or is generated from, Confidential Information.

7.2	Exceptions. The provisions of Section 7.1 shall not apply to:

(a)
disclosure of Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of the Representatives in violation of this Agreement;

(b)
disclosure by a Party to a Representative or an Affiliate, provided that such Representative or Affiliate (i) is under a similar obligation of confidentiality or (ii) is otherwise under a binding professional obligation of confidentiality;

(c)
disclosure, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange on which the shares of a Party or its parent company are listed or by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; or

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(d)
disclosure in the ordinary course of business by the Investor to its limited partners or to the limited partners of any of the fund managed by the Investor or any of its Affiliates that are under similar obligations of confidentiality.

7.3
Publicity.  Subject to Section 8.11, except as required by law, by any Governmental Authority including any relevant stock exchange on which the shares of a Party or its parent company are listed or otherwise agreed by all the Parties, no publicity release or public announcement concerning the relationship or involvement of the Parties shall be made by any Party.

SECTION 8
COVENANTS

8.1
Benefit of Covenants.  The covenants of the Company under this Section 8 shall be for the sole benefit of the Investor, its successors and its permitted assigns that are the Investor’s Affiliates.  Sections 8.8 (Information Rights), 8.9 (Budgets and Business Plans), 8.10 (Notification to the Investor), 8.13 (Investor Director) and 8.15 (No Related Party Transaction) shall be in full force and effect for so long as the Investor Ownership Percentage is equal to or greater than 25%, and the remainder of this Section 8 shall be in full force and effect for so long as the Investor Ownership Percentage is greater than zero.

8.2
Commercially Reasonable Efforts.  Each Party shall use its commercially reasonable efforts to timely satisfy each of the covenants and conditions for Completion to be satisfied by it as provided in this Agreement.

8.3
Corporate Existence.  The Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets and shall not be party to any Reorganization Event (as defined in the Certificate of Designation).

8.4
Reporting Status.  Until the earlier of (i) the date on which the Investor Ownership Percentage is less than 25% and (ii) the date on which the Investor may sell all of the Purchased Shares and the Conversion Shares without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor rule thereto) promulgated under the 1933 Act (the “Reporting Period”), the Company shall timely file all reports and statements required to be filed with the SEC pursuant to the 1934 Act, including any extension period under Rule 12b-25 promulgated under 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act would no longer require or otherwise permit such termination.

8.5	Form S-3 Eligibility. The Company shall use commercially reasonable efforts to maintain its eligibility to register the Conversion Shares for resale by the Investor on Form S-3.

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8.6
Listing.  The Company shall use commercially reasonable efforts to maintain the Common Stock’s authorization for listing on the Nasdaq or NYSE.  Neither the Company nor any other Group Member shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Nasdaq without the written consent of the Investor.

8.7
Financial Information.  The Company shall prepare its annual and quarterly consolidated financial statements in accordance with US GAAP in a manner consistent with its past practice.  The Company agrees to send the following to the Investor during the Reporting Period unless the following are filed with the SEC through the EDGAR system and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, (i) a copy of its Annual Reports and Quarterly Reports on Form 10-K or 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.  The Company shall, and the Key Shareholders shall cause the Company to, make all required filings with the SEC on a timely basis, including Annual Reports on Form 10-K with annual financial statements in US GAAP audited by the Auditor with required audit opinions.

8.8
Information Rights.  Upon the reasonable written request of the Investor, the Company shall provide to the Investor financial or other information (including non-public information) regarding the business and operation of the Group, including any information or statements as may be reasonably necessary for the Investor (or any of its direct or indirect owners) to file any Tax Return or other filings required by law.  Upon the Investor’s reasonable written request and with reasonable prior notice to the Company, the Company shall permit employees of the Investor or its Affiliates, during normal office hours, to (a) visit any of the sites and premises where the business of each Group Member is conducted; (b) inspect any of the sites, facilities, plants and equipment of each Group Member; and (c) have reasonable access to those officers, employees, agents, accountants, auditors, contractors and subcontractors of each Group Member who have or may have knowledge of matters with respect to which the Investor seeks information; provided, however, that any such information provided with respect to any of the foregoing, for the avoidance of doubt, shall be subject to Section 7 hereof.

8.9
Budgets and Business Plans.  Upon the Investor’s prior written request, the Company shall prepare a proposed annual operating and capital budget and business plan for the Company for review (but not approval) by the Investor.

8.10
Notification to the Investor.  The Company shall promptly notify the Investor of the occurrence of any transaction or event (i) as a consequence of which (whether alone or together with any one or more transactions or events occurring or could reasonably be expected to occur) any material Liability of any Group Member has arisen or will arise (including any legal proceedings or material threatened legal proceedings), or (ii) which may otherwise cause a material adverse effect on the Group.

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8.11	Disclosure of Transactions and Other Material Information.

(a)
Subject to Section 7, on or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents as exhibits to such filing (including all attachments, the “8-K Filing”), provided that the Investor’s prior consent shall be obtained in connection with the 8-K Filing.  The Company shall consult with the Investor in connection with any other material press release prior to its release.

(b)
In the event that the Investor is not entitled to appoint a director to the Board and the Investor Director Designee no longer serves as a director of the Company, the Company shall not, and shall cause each other Group Member not to, provide the Investor with any material, nonpublic information regarding the Company or any other Group Member without the express written consent of the Investor prior to such disclosure.

8.12
Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance and delivery upon conversion of the Preferred Shares, as provided in the Certificate of Designation, the maximum number of Conversion Shares that may be issuable or deliverable upon such conversion. Such Conversion Shares are duly authorized and, when issued or delivered in accordance with the Certificate of Designation, shall be validly issued, fully and paid and non-assessable.  The Company shall issue such Conversion Shares in accordance with the terms of the Certificate of Designation, and otherwise comply with the terms hereof and thereof.

8.13
Investor Director.  Effective on the Completion Date immediately prior to the Completion, the Company will cause Mr. Homer Sun (the “Investor Director Designee”) to be appointed to fill the one (1) directorship reserved for the Investor Director in accordance with, and subject to, the Certificate of Designation.  Concurrently with the appointment of the Investor Director Designee, the Company, the Investor and the Investor Director Designee shall enter into an indemnification agreement in form and substance mutually agreeable to the Investor on the one hand, and the Company on the other hand, for the benefit of the Investor Director Designee.  It is understood that the appointment of the Investor Director Designee as a director of the Board will be subject to legal, regulatory and governance requirements regarding service as a director of the Company and to the reasonable approval of the Board, all of which have occurred prior to the date hereof. Upon the death, resignation, retirement, disqualification or removal from office of such director originally nominated by the Investor, the Board and the Company shall promptly take all action reasonably required to fill such vacancy in accordance with, and subject to, the Certificate of Designation.  Such director shall be entitled to the same indemnification in connection with his or her role as a director of the Board.

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8.14
Purchase Right.  If at any time the Company grants, issues or sells any Equity Securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Investor will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Equity Securities which the Investor could have acquired if it had held the number of shares of Common Stock acquirable upon complete conversion of its Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Equity Securities, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Equity Securities.

8.15
No Related Party Transaction.  From and after the Completion, unless consented in writing by the Investor, the Company shall not and shall cause each of its Subsidiaries not to, except as expressly permitted herein or under any other Transaction Document, enter into or permit any other transaction (including the purchase, sale, lease or exchange of any asset, property or rendering of any service), directly or indirectly, with or for the benefit of any Related Party of the Company, except the payment of any salaries or other reasonable compensation to the officers or directors of the Company.

8.16
Insurance.  The Company shall, and shall procure that each other Group Member shall, subject to general market conditions and the availability of the type of insurance and the commercial reasonableness of the terms by the standards generally applied to comparable businesses, insure and keep insured with a reputable insurer or insurers on terms and conditions reasonably acceptable to the Investor, all of the assets and business which can be insured of each of its operating subsidiaries, against insurable losses, on a reinstatement basis utilizing current full replacement values, and any other insurance required by law.  The Company shall extend its existing directors’ and officers’ indemnity insurance (or secure a new policy or policies) to cover risk of loss or liability arising from certain conditions and circumstances (substantially similar or superior to the coverage in the existing policy) occurring on or prior to May 5, 2011, and shall maintain the directors’ and officers’ indemnity insurance covering an aggregate limit of liability of not less than US$15 million with respect to members of the Board (including the Investor Director for so long as he serves on the Board) arising from certain conditions and circumstances (substantially similar or superior to the coverage in the existing policy) occurring after May 5, 2011.

8.17
Intellectual Property Protection.  The Company shall, and shall ensure that each other Group Member shall, take all steps promptly to protect their respective intellectual property rights, including (a) registering all their respective trademarks, brand names, domain names and copyrights, and (b) wherever prudent applying for patents on their respective technology.

8.18	Books and Records and Internal Controls.

(a)
The Company shall, and shall cause each other Group Member to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets.

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(b)	The Company shall, and shall cause each other Group Member to, devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

i.	transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization;

ii.	transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets; and

iii.	the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)
The Company shall, and shall cause each other Group Member to, install and have in operation an accounting and control system, management information system and books of account and other records, which together will adequately give a fair and true view of the financial condition of the Group and the results of its operations in conformity with PRC GAAP or US GAAP, as applicable, including proper reserves for non-performing loans and bad or doubtful debt.

8.19
Conduct of Business.  (a) The Company shall, and shall cause each other Group Member to, and shall use its reasonable best efforts to ensure that every other Relevant Person will, adopt and implement policies and compliance procedures on legal business practices;  (b) the Company shall, and shall cause each other Group Member to, and shall use its reasonable best efforts to ensure that each Relevant Person will, use only legal business practices in commercial operations and in promoting the position of any Group Member on issues before Governmental Authorities; (c) in connection with the business of the Group Members, the Company shall, and shall cause each other Group Member to, and shall use its reasonable best efforts to ensure that every other Relevant Person will ensure that no payment or transfer of value shall be made which has the illegal purpose or effect of public or commercial bribery, or acceptance of or acquiescence in illegal kickbacks or other unlawful means of obtaining business; and (d) in connection with the activities of the Group, the Company shall not, and shall cause each other Group Member not to, and shall use its reasonable best efforts to ensure that every other Relevant Person will not offer, pay, promise to pay, or authorize the payment of any money or anything else of value, whether directly or through another person or entity, to any government official or political party in order to improperly (i) influence any act or decision of such official or party or (ii) induce such official or party to use his or its influence with a government or instrumentality thereof.

8.20
Absence of Government Official Economic Interest.  The Company shall not take any willful action to solicit or encourage government officials in China or any other country or any close relative or family member of such an official to acquire or hold an ownership or other economic interest, direct or indirect, in any Group Member.

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8.21
Use of Sales Agents and Representatives.  In connection with the Business, the Company shall use commercially reasonable efforts to ensure that no Group Member shall use any sales agent or representative unless prior thereto, the Company completes a commercially reasonable screening of such agent or representative for any evidence that such agent or representative has engaged in any Prohibited Activities and the Company uses commercially reasonable efforts to require such agent or representative to sign an agreement containing representations and covenants similar to those set forth in Sections 8.18 and 8.19.

8.22
Compliance with Economic Sanctions.  The Company shall ensure that each Group Member and their respective directors, officers, agents and employees will comply with all sanctions administered by the United Nations, the United States or any other jurisdictions that are binding on any Party, and will not directly or indirectly engage in any business transactions with or become any Person that is subject to any of such sanctions.

8.23
Compliance with Applicable Laws.  The Company shall, and shall cause each of the Group Members to, comply in all material respects with all applicable laws, including applicable PRC laws relating to agricultural business, anti-competition, anti-corruption, intellectual property, taxation, employment, and social welfare and benefits.

8.24	Post-Completion Covenants. The Company shall, and shall procure that each other relevant Group Member shall, undertake the actions set forth in Schedule 6.

8.25
Senior Managers.  The Company shall ensure that the Senior Managers of the Group shall each enter into an employment agreement and a confidentiality and non-competition agreement with the relevant Group Member. Each employment agreement shall (i) have a term of no less than five years; and (ii) be otherwise in a form and substance substantially identical to the Employment Agreement between Mr. Wu and PRC Opco dated January 4, 2008 (provided that the term of such employment agreements shall be no less than five years).  Each confidentiality and non-competition agreement shall (i) contain non-competition and confidentiality provisions lasting no less than two years after the termination of employment for any reason; and (ii) be otherwise in a form and substance substantially identical to the Confidentiality and Non-competition Agreement between Mr. Wu and PRC Opco.

8.26
Legends.  The Investor understands that the certificates or other instruments representing the Purchased Shares and the Conversion Shares shall, except as set forth below, bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the Investor or its successor or assignee upon which it is stamped or issued to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) any such Purchased Shares or Conversion Shares are resold pursuant to a resale registration statement under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, provided such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Purchased Shares or Conversion Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) in connection with a sale pursuant to Rule 144 if the Company receives from the holder reasonable assurance, including reasonable representations and warranties, that such securities are being sold, assigned or transferred pursuant to Rule 144, together with written advice from counsel to the Company in support of the holder’s reliance on Rule 144 for such sale, assignment or transfer.  The Company shall be responsible for the fees of its transfer agent, the costs of any legal opinions required by its transfer agent and all DTC fees associated with such issuance.

8.27
Share Pledge.  At Completion, Full Alliance shall enter into the Share Pledge with the Investor to pledge all the shares of Common Stock held by it as of the Completion Date to the Investor.  The shares of Common Stock pledged under the Share Pledge shall be released on the earlier of (i) the date on which the Guaranteed Obligations have been fully performed or discharged to the extent that the Share Pledge has not been enforced in respect of such shares of Common Stock, (ii) the date on which no Preferred Shares remain outstanding, and (iii) the fifth anniversary of the Closing.

8.28
Mining Rights.  The Company shall use its commercially reasonable efforts to obtain, without any additional material consideration, the exploration rights (探矿权) and the mining rights (采矿权) to and the environmental evaluation approval of the lignite coal mine located at Wuchuan county (武川县上秃亥乡枳笈滩风化煤矿) on or prior to December 31, 2011.

8.29
Restriction on Transfer of Preferred Shares to Competitors. The Investor shall not, without the prior written consent of the Company, at any time, transfer any Preferred Shares to any Person that is principally engaged in the Covered Business in the PRC.

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SECTION 9
TAXES, DUTIES, FEES AND EXPENSES

9.1
Fees and Expenses.  Following the Completion Date, upon the receipt of an invoice from the Investor, the Company shall pay to the Investor 50% of all fees and expenses incurred by the Investor for engaging legal counsels and other professional advisors and agents (the “Fees and Expenses”) in connection with due diligence, preparation and negotiation of the Transaction Documents, performance hereunder or thereunder and consummation of the transactions contemplated hereby or referred to herein within five (5) Business Days of the receipt of such invoice.  The Parties agree that at Completion the Investor will deduct US$600,000 from the Consideration as pre-payment of the Fees and Expenses of the Investor in accordance with the preceding sentence and shall provide evidence of the applicable Fees and Expenses to the Company within twenty (20) days after Completion.  At Completion, the Company shall bear all transfer taxes or duties in connection with the purchase of the Purchased Shares by the Investor, if any.

9.2
Tax Status of the Preferred Shares.  Except to the extent required by a change in law or an adverse determination by an applicable Tax Authority, the Company shall treat the Preferred Shares as “common stock” for purposes of Section 305 of the Code and as not giving rise to any deemed distribution to any holder of the Preferred Shares under Section 305 of the Code (other than as a result of the anti-dilution provisions).  In the event that the Investor is treated as receiving a distribution from the Company under Section 301 of the Code, the Company shall determine the amount of the relevant actual and expected earnings and profits of the Company for U.S. federal income tax purposes and whether the Company is treated as an “existing 80/20 company” within the meaning of Section 871(l) of the Code.  If reasonably requested by the Investor, the Company shall deliver a certificate under Section 1445(b)(3) to the effect that the Company is not (and has not been) a United States real property holding corporation for U.S. federal income tax purposes during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

9.3
Taxes.  For applicable tax purposes and except to the extent required by a change in law or an adverse determination by an applicable Tax Authority, (i) Full Alliance shall treat any transfer under Section 3.1 of the Stockholders’ Agreement as an adjustment to the shares entitled to be received under this Agreement and not an adjustment governed by Section 305 of the Code and (ii) the Company shall treat any adjustment of conversion price under Section 6(E)(iv) of the Certificate of Designation as an adjustment to the shares entitled to be received under this Agreement and not an adjustment governed by Section 305 of the Code.

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SECTION 10
INDEMNIFICATION

10.1
The Company (the “Indemnifying Party”) shall indemnify, defend and hold harmless the Investor and its Affiliates, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all losses, damages, liabilities, claims, proceedings, costs and expenses actually suffered or incurred by any such Indemnified Party (including the fees, disbursements and other charges of counsel reasonably incurred by the Indemnified Party in any action between such Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party, in connection with any breach as set forth below) (collectively, “Losses”) resulting from or arising out of any breach by the Indemnifying Party of any Collective Warranty made by it or any other covenant or agreement of the Indemnifying Party in this Agreement or any other Transaction Document, or Losses resulting from or arising out of any claims against the Company or any other Group Member relating to any Tax Liabilities that arose on or prior to the Completion Date.  The amount of any payment to any such Indemnified Party shall be sufficient to make such Indemnified Party whole for any diminution in value of the Equity Securities held by it resulting from such breach.  Any indemnity referred to in this Section 10 for breach of a Collective Warranty shall be such as to place the Indemnified Party in the same position as it would have been in had there not been any breach of the Collective Warranties under which the Indemnified Party is to be indemnified.  Notwithstanding any of the other provisions herein, the Company shall not be liable for any claim for breach of Collective Warranties under this Agreement made after the fifth anniversary of the Completion Date.

10.2
The total payments made by the Indemnifying Party to the Indemnified Parties with respect to Losses under Section 10.1 shall not exceed the amount of the difference (which shall not be less than zero) between (i) the Consideration, minus (ii) the aggregate Realization Value of any and all Pledged Shares transferred by Full Alliance to the Investor pursuant to the Share Pledge (the “Cap”).  For purposes of this Section 10.2, the “Realization Value” of a Pledged Share shall equal the average closing price of the Common Stock on Nasdaq or NYSE for all trading days during the 30 days prior to the date that such Pledged Share is transferred by Full Alliance to the Investor.  No Indemnified Party shall be entitled to indemnification pursuant to Section 10.1 (a) with respect to any breach or claim unless the aggregate Losses in respect of such breach or claim equals at least $5,000, and (b) unless and until the aggregate amount of indemnifiable Losses to all Indemnified Parties equals at least $500,000, at which time, subject to the Cap, the Indemnified Parties shall be entitled to indemnification for the total amount of such Losses.

SECTION 11
TERMINATION

11.1	Effective Date; Termination. This Agreement shall become effective upon execution by all of the Parties and shall continue in force until terminated in accordance with Section 11.2.

11.2	Events of Termination. This Agreement may be terminated prior to Completion as follows:

(a)
if any one or more of the conditions set forth in Section 3.1 to the obligation of the Investor to complete has not been fulfilled on or prior to the Target Completion Date, the Investor shall have the right to terminate this Agreement with respect to its purchase of Preferred Shares;

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(b)
if any one or more of the conditions set forth in Section 3.2 to the obligation of the Company to complete has not been fulfilled on or prior to the Target Completion Date as a result of any failure by the Investor, the Company shall have the right to terminate this Agreement with respect to the Investor’s purchase of Preferred Shares;

(c)
if any of the Company or Full Alliance has breached any Collective Warranty, or any other material covenant or agreement contained in this Agreement, which breach cannot be cured or, if it is capable of being cured, is not cured within 30 days after the Company or Full Alliance being notified in writing of the same, the Investor shall have the right to terminate this Agreement with respect to its purchase of Preferred Shares;

(d)
if the Investor has breached any of the Investor Warranties, or any other material covenant or agreement of the Investor contained in this Agreement, which breach cannot be cured or, if capable of being cured, is not cured within 30 days after the Investor being notified in writing of the same, the Company shall have the right to terminate this Agreement with respect to the Investor’s subscription of Preferred Shares;

(e)
if Completion does not occur within twenty (20) Business Days after the date of this Agreement, any Party may, at its sole discretion, give written notice to the other Parties to terminate this Agreement; or

(f)	at any time on or prior to the Completion Date, by written consent of all Parties.

provided that any right to terminate this Agreement pursuant to this Section 11.2 shall not be available to any Party in breach of its obligation hereunder.

11.3
Survival.  If this Agreement is terminated in accordance with Section 11.2, it shall become void and of no further force and effect, except for the provisions of Section 7 (Confidentiality; Restriction on Announcements), Section 9.1 (Fees and Expenses), Section 10 (Indemnification), this Section 11.3 and Section 14 (Governing Law and Jurisdiction); provided that such termination shall, unless otherwise agreed to by the Parties, be without prejudice to the rights or obligations of any Party in respect of a breach of this Agreement prior to such termination.

SECTION 12
NOTICES

12.1
Notices.  Each notice, demand or other communication given or made under this Agreement shall be in writing in English and delivered or sent to the relevant Party at its address or fax number as set out below (or such other address or fax number as the addressee has by five (5) Business Days’ prior written notice specified to the other Parties).  Any notice, demand or other communication given or made by letter between countries shall be delivered by international commercial overnight delivery service or courier (such as Federal Express or DHL).  Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered, (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering party; (b) if sent by post within the same country, on the third Business Day following posting, and if sent by post to another country, on the seventh Business Day following posting; and (c) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

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12.2	Addresses and Fax Numbers. The initial address and facsimile for each Party for the purposes of this Agreement are:

if to the Investor:	with a copy to:

c/o Morgan Stanley Private Equity International Commerce Centre 1 Austin Road West Kowloon Hong Kong SAR Facsimile: +852 34075936 Attention: Mr. Homer SUN	Paul, Weiss, Rifkind, Wharton & Garrison 12th Floor, Hong Kong Club Building 3A Chater Road, Central Hong Kong Facsimile: (852) 2840-4300 Attention: John E. Lange

if to Full Alliance:	with a copy to:

6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District Beijing, PRC Facsimile: 86 10 82311797 Attention: Ling Zhu	Loeb & Loeb LLP Suite 4301, Tower C Beijing Yintai Center Jianguomenwai Dajie, Chaoyang District Beijing 100022 People’s Republic of China Facsimile: 86 10 5954 3501 Attention: Frank J. Marinaro

if to the Company:	with a copy to:

Yongye International, Inc. 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District Beijing, PRC Facsimile: 86 10 82311797 Attention: Ling Zhu	Loeb & Loeb LLP Suite 4301, Tower C Beijing Yintai Center Jianguomenwai Dajie, Chaoyang District Beijing 100022 People’s Republic of China Facsimile: 86 10 5954 3501 Attention: Frank J. Marinaro

28

SECTION 13
MISCELLANEOUS

13.1
No Partnership.  The Parties expressly do not intend to form a partnership, either general or limited, under any jurisdiction’s partnership law.  The Parties do not intend to be partners to each other, partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of transactions contemplated hereby or the Investor’s status as holder of the Preferred Shares.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or any other Group Member (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and none of them has received any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby.  The Company further represents to the Investor that its decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

13.2	Amendment. This Agreement may not be amended, modified or supplemented except by a written instrument executed by each of the Parties.

13.3
Waiver.  No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision.  No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

13.4
Entire Agreement.  This Agreement (together with the other Transaction Documents and any other documents referred to herein or therein) constitutes the whole agreement among the Parties relating to the subject matter hereof and supersedes any prior agreements or understandings relating to such subject matter.

13.5
Severability.  Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part.  To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of such provisions of this Agreement as remain not so deleted.

13.6
Counterparts.  This Agreement may be executed in one or more counterparts including counterparts transmitted by telecopier or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

13.7
Transfer; Assignment.  The Company and Full Alliance shall not assign this Agreement or any of its rights or obligations hereunder to any Person.  The Investor shall be entitled to assign this Agreement or all or part of its rights and obligations under this Agreement to any of its Affiliates.

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SECTION 14
GOVERNING LAW AND JURISDICTION

14.1
GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

14.2
Submission to Jurisdiction.  Each of the Parties (a) will submit itself to the sole and exclusive jurisdiction of the United States district court for the Southern District of New York in the event any dispute arises out of this Agreement, (b) agrees that venue will be proper as to proceedings brought in such court with respect to such a dispute, (c) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from such court and (d) agrees to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding brought in such court.  With respect to any such action, service of process upon any party hereto in the manner provided herein for the giving of notices shall be deemed, in every respect, effective service of process upon such party.  If there is no applicable jurisdiction in such federal court, each of the Parties shall submit itself/himself to the jurisdiction of the state court for the State of New York.

14.3
Service of Process.  Each of the Company and Full Alliance hereby irrevocably designates and appoints Law Debenture Trust Company of New York located at 400 Madison Ave., 4th Floor, New York, NY 10017 (the “Process Agent”), as the authorized agent of the Company and Full Alliance upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company and Full Alliance.  Each of the Company and Full Alliance hereby represents that it/he has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing.  Each of the Company and Full Alliance hereby irrevocably authorizes and directs the Process Agent to accept such service on its/his behalf.  Each of the Company and Full Alliance further agrees that service of process upon the Process Agent and written notice of said service to the Company or Full Alliance, as the case may be, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company or Full Alliance, as the case may be, in any such suit or proceeding.  Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.  Each of the Company and Full Alliance further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Company and Full Alliance have any outstanding obligations under this Agreement.

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14.4
Further Assurances.  Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

14.5
Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor will be entitled to specific performance under the Transaction Documents.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by the Investor by reason of any breach of obligations contained in the Transaction Documents by the other Parties and the Company and Full Alliance hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[The remainder of this page is intentionally left blank.]

31

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

YONGYE INTERNATIONAL, INC.

By:
Name:
Title:

MSPEA AGRICULTURE HOLDING LIMITED

By:
Name:
Title:

FULL ALLIANCE INTERNATIONAL LIMITED

By:
Name:
Title:

32

SCHEDULE 1

PART A – PARTICULARS OF THE COMPANY

Company

Registered Company Name:	Yongye International, Inc.

Registered Address:	National Corporate Research, Ltd., 202 South Minnesota Street, Carson City, NV 89703

Date of Incorporation:	December 12, 2006

Company Number:	CIK#: 0001398551

E0905842006-4

Place of Incorporation:	State of Nevada of the United States of America

Director(s):	Zishen Wu, Taoran Sun, Qiang Zhao, Xiaochuan Guo, Sean Shao, Xindan Li, Rijun Zhang

Authorized Share Capital:	US$ 225,000 divided into:

150,000,000 shares of common stock at par value of US$ 0.001 per share

75,000,000 shares of preferred stock at par value of US$ 0.001 per share

Issued Share Capital:	US$ 49,370.711 divided into 49,370,711 shares of common stock at par value of US$ 0.001 per share

Warrants to purchase 148,172 shares of common stock

Financial Year End:	December 31

Subsidiaries (and percentage of shareholding):	Fullmax Pacific Limited (100%)

Stockholders as of the Date hereof:	Public company

Stockholders as of the Completion Date:	Public company

PART B – PARTICULARS OF BVI SPV

Registered Company Name:	Fullmax Pacific Limited

Registered Address:	OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands

Date of Incorporation:	May 23, 2007

Company Number:	1406743

Place of Incorporation:	British Virgin Islands

Director(s):	Xingmei ZHONG

Authorized Share Capital:	US$ 50,000 divided into 50,000 shares at par value of US$ 1.00 per share

Issued Share Capital:	US$ 10,000 divided into 10,000 shares at par value of US$ 1.00 per share

Financial Year End:	December 31

Subsidiaries (and percentage of shareholding):	Asia Standard Oil Limited (100%)

Stockholder as of the Date hereof:	Yongye International, Inc. (100%)

PART C – PARTICULARS OF HK SPV

Registered Company Name:	Asia Standard Oil Limited

Registered Address:	Flat/Rm 1701, 17F, Wing Tuck Commercial Center, 183 Wing Lok Street, Sheung Wan, HK

Date of Incorporation:	April 10, 2007

Company Number:	1121857

Place of Incorporation:	Hong Kong

Director(s):	Percy Leroy Gilmore JR Xingmei ZHONG

Authorized Share Capital:	US$ 50,000 divided into 50,000 shares at par value of US$ 1.00 per share

Issued Share Capital:	US$ 1 representing 1 share at par value of US$ 1.00

Financial Year End:	December 31

Subsidiaries (and percentage of shareholding):	Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd. (shareholding percentage in the registered capital is 98.39% and entitlement to the dividend is 95%)

Stockholder as of the Date hereof:	Fullmax Pacific Limited (100%)

PART D – PARTICULARS OF FULL ALLIANCE

Registered Company Name:	Full Alliance International Limited

Registered Address:	OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands

Date of Incorporation:	January 22, 2008

Company Number:	1160150

Place of Incorporation:	British Virgin Islands

Director(s):	Xingmei Zhong

Authorized Share Capital:	Maximum of 50,000 shares of USD1.00 each

Issued Share Capital:	USD1.00

Financial Year End:	December 31

Subsidiaries (and percentage of shareholding):	Yongye International, Inc. (15.51%)

Stockholder as of the Date hereof:	Xingmei ZHONG

PART E – PARTICULARS OF PRC OPCO

Registered Company Name:	Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.

Registered Address:	Yongye Industrial Zone, Jinshan Street, Jinshan Development Zone, Hohhot

Date of Incorporation:	January 4, 2008

Business Scope:
Research and development, process, production, marketing and sales of fulvic acid products; research and development, process, production, marketing and sales of Shengmingsu products for plants and animals; production, research and development, marketing and sales of bio-protein feed further processed from fulvic acid (Any of the above products requiring a license or under special administration shall be subject to the relevant regulations of the State). (If the production or operation of any business requires permission from laws, administrative regulations and decisions of the State Council, none of such production or operation may be carried out without such permit.)

Director(s):	Zishen Wu, Xingmei Zhong, and Ling Zhu

Total Investment Amount:	US$ 99,900,000

Registered Capital:	US$ 93,200,000

Financial Year End:	December 31

Subsidiaries (and percentage of shareholding):	Inner Mongolia Yongye Fumin Biotechnology Co., Ltd. (100%)

Stockholder as of the Date hereof:	Asia Standard Oil Limited (98.39%) Inner Mongolia Yongye Biotechnology Co., Ltd. (1.61%)

PART F – PARTICULARS OF FUMIN CO

Registered Company Name:	Inner Mongolia Yongye Fumin Biotechnology Co., Ltd.

Registered Address:	Guwuchuan Economic Development Zong, Inner Mongolia

Date of Incorporation:	July 20, 2011

Business Scope:
Research and development, marketing and sales of fulvic acid products; research and development, marketing and sales of Shengmingsu products for plants and animals; research and development, marketing and sales of bio-protein feed further processed from fulvic acid (Any of the above products requiring a license or under special administration shall be subject to the relevant regulations of the State). (If the production or operation of any business requires permission from laws, administrative regulations and decisions of the State Council, none of such production or operation may be carried out without such permit.)

Director(s):	Shiyun Zhao

Total Investment Amount:	Not applicable

Registered Capital:	RMB100 million

Financial Year End:	December 31

Subsidiaries (and percentage of shareholding):	None

Stockholder as of the Date hereof:	Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd. (100%)

PART G – STRUCTURE CHART

*  Pursuant to the terms of the joint venture agreement between Asia Standard Oil Limited (“Asia Standard Oil”) and Inner Mongolia Yongye Biotechnology Co. Ltd (“Inner Mongolia Yongye”), as amended, Asia Standard Oil is entitled to 95% of the profits and liquidation distributions of Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd. and Inner Mongolia Yongye is entitled to 5%.

SCHEDULE 2

COLLECTIVE WARRANTIES

Definitions

In this Schedule, capitalized terms not otherwise defined have the meanings set forth in this Agreement, and the following terms have the meanings specified:

“Assets” means all assets, rights and privileges of any nature and all goodwill associated therewith, including rights in respect of Contracts, all Intellectual Property, Equipment, any share or equity ownership, but excluding rights in respect of real property.

“Company Financial Statements” means (i) the audited consolidated balance sheet, the audited consolidated statements of income and the audited consolidated statements of cash flows of the Company for each of the years ended and as of December 31, 2008, 2009 and 2010 and (ii) the consolidated balance sheet, the consolidated statements of income and the consolidated statements of cash flows of the Company for the quarter ended and as of March 31, 2011, in each case prepared in accordance with US GAAP.

“Confidential Information” means all know-how, lists of customers or suppliers, trade secrets, technical processes or other confidential information.

“Contracts” means all contracts, agreements, licenses, engagements, leases, financial instruments, purchase orders, commitments and other contractual arrangements, that are currently subsisting and not terminated or completed.

“Disclosed” means, in respect of any Collective Warranties, fully and fairly disclosed in the numbered and lettered section corresponding to such Collective Warranties in the Disclosure Schedule.

“Environment” means all or any of the following media, namely, air, water and land; and the medium of air includes the air within buildings and the air within other natural or man-made structures above or below ground.

“Environmental Laws” means any and all laws whether of the PRC or any other relevant jurisdiction, relating to pollution, contamination or protection of the Environment or to the storage, labeling, handling, release, treatment, manufacture, processing, deposit, transportation or disposal of Hazardous Substances.

“Equipment” means all plant and machinery, production lines, tools and equipment, vehicles and other tangible assets.

“Government Official” means an official or employee of any government department, agency, or instrumentality, any government-owned or -controlled enterprise, any public international organization, or any political party, as well as any candidate for political office.

“Hazardous Substance” means all substances of whatever description which may cause or have a harmful effect on the Environment or the health of person or any other living organism including, without limitation, all poisonous, toxic, noxious, dangerous and offensive substances.

“Intellectual Property” means all patent, trademarks, service marks, registered designs, utility models, copyrights, inventions, Confidential Information, brand names, database rights and business names and any similar rights situated in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world).

“Latest Accounts Date” means December 31, 2010.

“Leases” has the meaning set forth in Section 5 of this Schedule 2.

“Leased Properties” has the meaning set forth in Section 5 of this Schedule 2.

“Litigation” has the meaning set forth in Section 11 of this Schedule 2.

“Management Accounts Date” means March 31, 2011.

“Material Contracts” has the meaning set forth in Section 6 of this Schedule 2.

“Permits” means all permits, consents, approvals, authorizations, franchises, certifications and licenses from, and all registrations with, any Governmental Authority.

“Prohibited Activities” has the meaning set forth in Section 3 of this Schedule 2.

“Prohibited Person” has the meaning set forth in Section 3 of this Schedule 2.

“Real Property” has the meaning set forth in Section 5 of this Schedule 2.

“Relevant Persons” has the meaning set forth in Section 3 of this Schedule 2.

“Reverse Merger” means the transactions pursuant to a Share Exchange Agreement by and among the Company, Kim McElroy, the principal shareholder of  the predecessor of the Company, BVI SPV, the stockholders of BVI SPV including Full Alliance and the transactions related thereto.

“SEC Documents” has the meaning set forth in Section 3 of this Schedule 2.

The Company Warranties

The Company hereby represents and warrants to the Investor that except as Disclosed in the Disclosure Schedule, the following representations and warranties are true, complete and correct as of the date hereof and the Completion Date.  The Disclosure Schedule shall be arranged in clauses corresponding to the numbered and lettered sections and subsections set forth below and each item shall be deemed to be disclosed for the purposes of all sections of this Agreement and the Disclosure Schedule to the extent that it is reasonably apparent on the face of the disclosures that such item is applicable to such other sections of this Agreement and the Disclosure Schedule.

1.	CORPORATE MATTERS

(a)
Organization, Good Standing and Qualification.  Each Group Member has been duly incorporated and organized, and is validly existing (i) in good standing and (ii) in compliance with all registration and approval requirements.  Each Group Member has the corporate power and authority to own and operate its Assets and properties and to carry on its business as currently conducted and proposed to be conducted.

(b)
Charter Documents.  The copies of the Company Charter Documents and the charter documents of each Group Member attached to the Disclosure Schedule (in each case, having attached thereto copies of all such resolutions as are by law required to be attached thereto and all amendments made to date), are effective, have not been superseded and are true, correct and complete.  All legal and procedural requirements concerning the adoption of such charter documents have been duly and properly complied with in all respects.  The Certificate of Designation, when filed with the State of Nevada, will become effective at a time no later than the Completion.

(c)
Minute Books. Each Group Member has made available to the Investor a copy of its minute books.  Such copies are true, correct and complete and contain all amendments and all minutes of meetings and actions taken by the stockholders and directors of each Group Member since the time of incorporation through the date hereof and reflect all transactions referred to in such minutes accurately.

(d)
Capitalization and Other Particulars.  The particulars of each Group Member’s share capital set forth in Schedule 1 are a true, complete and correct description of the share capital of each Group Member on the date hereof and on the Completion Date.  No Group Member is in violation of any term of or in default under its certificate of incorporation, by-laws, the certificate of designations, preferences or rights of any other outstanding series of preferred stock or their organizational charter or other constitutional documents, respectively.

(e)
Options, Warrants and Reserved Shares.  Except for (i) the Preferred Shares and Conversion Shares, (ii) any rights to be granted pursuant to the Transaction Documents and (iii) as set forth in Schedule 1, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the subscription or purchase from any Group Member of any Equity Securities of any Group Member.  No shares in the capital stock of any Group Member, or shares issuable upon exercise of any outstanding options, warrants or rights, or other shares issuable by any Group Member, are subject to any Encumbrances, preemptive rights, rights of first refusal or other rights to subscribe or purchase such shares (whether in favor of any Group Member or any other Person), pursuant to any agreement or commitment of any Group Member.  The issuance and sale of the Purchased Shares and Conversion Shares will not result in a right of any holder of any securities of the Company to exercise any preemptive rights, rights of first refusals or other rights, or to adjust the exercise, conversion, exchange or reset price under any of such securities. The issuance and sale of the Purchased Shares or Conversion Shares will not obligate the Company to issue shares of Common Stock or equivalents thereof or other securities to any Person (other than the Investor).  All shares in the capital stock of each Group Member are fully paid and non-assessable and have been issued in material compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the best knowledge of the Company, between or among any of the Company’s stockholders.

(f)
Other Rights with Respect to Shares.  Except as provided in the Transaction Documents, no voting or similar agreements exist in relation to the Equity Securities of any Group Member that are presently outstanding or that may hereafter be issued.

(g)
Subsidiaries.  Save for BVI SPV, the Company does not own any Equity Securities in any other Person.  Save for HK SPV , BVI SPV does not own any Equity Securities in any other Person.  Save for the PRC Opco, HK SPV does not own any Equity Securities in any other Person. Save for Fumin Co, PRC Opco does not own any Equity Securities in any other Person.  Fumin Co does not own any Equity Securities in any Person.

(h)
Onshore Companies.  For each Onshore Company, each holder of record of its registered capital have contributed in full its subscribed share of the entity’s registered capital pursuant to the articles of association and, as applicable, relevant joint venture contracts, and all such contributions have been verified and certified by a Chinese registered public accountant according to applicable law, approved by all relevant Governmental Authorities and fully paid, and verification certificates have been issued to each such holder of record or previous investor accordingly.  All previous transfers or assignments of registered capital have been approved by the relevant Governmental Authorities and all necessary corporate action.

(i)
Corporate Records.  The registers of stockholders, resolutions and all other documents of each Group Member required to be kept or filed with any relevant Governmental Authority have been kept, filed or submitted for filing, and all resolutions required by applicable laws or the charter documents of such Group Member then effective have been passed.

(j)
Competitive Activities.  Neither Full Alliance nor Mr. Wu holds any Equity Securities in any entity that carries on any business that directly or indirectly competes with the business of any Group Member as presently conducted or as contemplated to be conducted.

(k)	No Immunity. No property of any Group Member enjoys any right of immunity from set off, suit or execution with respect to the Company’s obligations under any Transaction Document.

(l)
Takeover Protections. The Company and the Board have taken all necessary actions, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the certificate of incorporation or any certificates of designations or the laws of the jurisdiction of its formation or incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement or any other Transaction Document, including, the Company’s issuance of the Purchased Shares and the Conversion Shares and the Investor’s ownership of the Purchased Shares and the Conversion Shares.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(m)	Reverse Merger. The Reverse Merger was conducted and completed in full compliance with all applicable laws.

(n)	PFIC. The Company is not, and does not intend to become a “passive foreign investment company” within the meaning of Section 1297 of the Code.

2.	AUTHORIZATION AND VALIDITY OF TRANSACTIONS

(a)
Authorization.  The Company has the power and authority to execute, deliver and perform the Transaction Documents which it has signed as a party.  All actions on the part of the Company necessary for the authorization, allotment, issuance and delivery of the Purchased Shares and Conversion Shares have been taken or will be taken prior to the Completion.

(b)
Valid Issuance of Stock.  The Purchased Shares are duly authorized and validly issued, fully paid and non-assessable, and free of restrictions on transfer other than restrictions on transfer under the Certificate of Designation and any applicable securities or corporate laws. The Conversion Shares when issued and paid for as provided upon conversion of the Purchased Shares will be duly authorized and validly issued, fully paid and non-assessable and are and will be free of restrictions on transfer.  As of Completion, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 150% of the number of shares of Common Stock issuable upon conversion of the Purchased Shares (assuming for purposes hereof, that the Purchased Shares are convertible at the price set forth in the Certificate of Designation and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designation).

(c)
Enforceability.  The Transaction Documents to which the Company is a party, when executed, will be valid and binding obligations of each such entity or individual, enforceable against each such entity or individual in accordance with their respective terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.  The Certificate of Designation in substantially the form attached hereto as Exhibit A when filed with the Secretary of State of the State of Nevada on the date of Completion will be full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(d)
Consents and Approvals.  Except with respect to the approval of the listing of the shares of Common Stock issuable upon conversion of the Preferred Shares on Nasdaq, all consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any Governmental Authority or any other competent corporate authority required in connection with the execution, delivery and performance by the Company of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby have been obtained.

(e)
No Breach.  The execution and delivery by the Company of each of the Transaction Documents to which it is a party and the implementation and performance by the foregoing entities of all the transactions contemplated under such Transaction Documents do not and will not:

(i)	breach or constitute a default under any charter document of such entity or of the memorandum of association, articles of association, by-laws or other constitutional document of such entity;

(ii)
result in a breach of, or constitute a default under, or give rise to any right to any Person under, any Material Contract to which such entity is a party (including any other certificate of designation, preferences or rights of any other outstanding series of preferred stock or warrants or other securities of the Company) or by which such entity or its property or Assets is bound or result in the acceleration of any obligation of such entity or individual (whether to make payment or otherwise) to any Person; or

(iii)	result in a violation or breach of or default under any law.

3.	LEGAL COMPLIANCE

(a)	No Violation of Law. No Group Member is in violation of any applicable law or regulation, which violation has, or could reasonably be expected to have, a material adverse effect on the Group.

(b)
Permits and Registrations.  Each Group Member has all Permits and has completed all government registrations necessary for the conduct of its business as currently conducted and to own or use its Assets, Real Property and Leased Real Properties as currently used.  No Group Member is in breach of or default under any such Permit in any material respect, and there is no reason to believe such Permit shall be suspended, cancelled or revoked.  Without limiting the generality of the foregoing, (i) the construction and operation of the operating facilities of each Onshore Company and operation of its business is and has been in compliance in all material respects with its relevant feasibility study and business license, as applicable; (ii) all necessary approvals from Governmental Authorities have been received to ensure that each Onshore Company will continue to enjoy, to the extent permitted by applicable law, all of the tax clearances, concessions and other benefits available to such Onshore Company prior to Completion, or otherwise available under applicable law to foreign investment enterprises similarly situated; (iii) the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq in the foreseeable future and during the two (2) years prior to the date hereof, (a) the Common Stock has been designated for quotation on the Nasdaq, (b) trading in the Common Stock has not been suspended by the SEC or the Nasdaq and (c) the Company has received no communication, written or oral, from the SEC or the Nasdaq regarding the suspension or delisting of the Common Stock from the Nasdaq.

(c)	Business Practices.

(i)
In connection with their activities of the Group, each Group Member, Full Alliance, Mr. Wu and, to the best knowledge of the Company, each director, officer, employee or agent of any Group Member (collectively, the “Relevant Persons”) have used only legal business practices in commercial operations and in dealing with Governmental Authority.

(ii)
In connection with their activities of the Group, none of the Group Members, Full Alliance, Mr. Wu and, to the best knowledge of the Company, the Relevant Persons has (i) made or offered any payments or transfers of value which have the illegal purpose or effect of public or commercial bribery, or acceptance of or acquiescence in kickbacks or other unlawful means of obtaining business, (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee ((i) through (iv) collectively being, “Prohibited Activities”).

(d)
The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective.

(e)
No Manipulation of Stock.  Neither the Company nor any of its Affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the 1934 Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Preferred Shares.

(f)	Books and Records and Internal Controls.

(i)	Each Group Member has made and kept books, records, and accounts which, in reasonable detail, accurately and fairly reflect its material transactions and material dispositions of assets.

(ii)
Each Group Member has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets; and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(g)
Absence of Government Official Economic Interest. No government official in China or any other country and no close relative or family member of such an official has held an ownership or other economic interest, direct or indirect, in any Group Member, other than Equity Securities of the Company acquired by such person from the open market.

(h)
Use of Agents and Representatives. To the best knowledge of the Company, no Group Member has engaged any agent or representative to conduct Prohibited Activities on behalf of the Company or any Group Member.

(i)
Prohibited Persons.  No Group Member or Relevant Persons is an entity or individual with whom U.S. companies and nationals are precluded from doing business under sanctions programs administered by the U.S. Treasury Department (a “Prohibited Person”), including (a) the U.S. Treasury Department’s List of Specially Designated Nationals and Blocked Persons and (b) the U.S. Treasury Department’s sanctions regulations targeted against Cuba, Iran, Sudan, Syria, Myanmar/Burma, Zimbabwe, North Korea or Belarus. No Group Member has (i) provided goods, services, funds, or assets to or for the benefit of a Prohibited Person, (ii) received good, services, funds, or assets from or on behalf of a Prohibited Person or (iii) otherwise engaged in any business transaction with a Prohibited Person.

(j)
Foreign Exchange.  None of Mr. Wu, Full Alliance and the Group Members is or has at any time been in material violation of any applicable law, regulation or any other requirements of law of any Governmental Authority with respect to any matter relating to foreign exchange.

(k)
Change of Law.  The Company is not aware of any Governmental Authority or other Person having proposed, enacted or changed, or intending to propose, enact or change, any law which could reasonably be expected to materially and adversely affect the business of any Group Member or any portion thereof as currently conducted.

(l)
SEC Documents.  Since April 17, 2008, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Completion, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Investor or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to the SEC Documents.  None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.	ENVIRONMENTAL ISSUES

(a)
Compliance with Environmental Laws.  Each Group Member is currently in compliance with all Environmental Laws in all material respects and has at all times complied with all Environmental Laws in all material respects.

(b)
Environmental Hazards.  To the best knowledge of the Company, there is no condition or circumstance in respect of any Group Member which poses a material risk of harm (other than in relation to product safety or liability) to human health or safety generally, or the health of animals, plants or the environment generally.

5.	ASSETS

(a)
Status of Assets.  Each Group Member owns or has the right to use all Assets currently used by it including leasing such Assets in the conduct of its business as currently conducted.  The Assets (other than the leased Assets) owned by the Group are free and clear of all Encumbrances and all leased Assets are free and clear of all Encumbrances except for workman's liens and similar liens arising in the ordinary course of business.  The Assets of the Group are in all material respects and in the aggregate in a condition adequate for the intended use and sufficient to carry on the business of the Group in the ordinary cause as currently conducted, subject to continued repair and replacement in accordance with past practice.

(b)	Insurance.

(i)
All Assets of the Group that are of an insurable nature have been insured in amounts to the full replacement value thereof against such risks as are, in accordance with commercial best practices among similarly-sized PRC companies, normally insured against in the PRC in the industry in which the Group operates or possesses such assets.  Each of such insurances has been obtained from a well-established and reputable insurer.  Each Group Member has at all times been adequately covered against risks normally covered by insurance taken out by similarly-sized companies carrying on the same type of business or having similar assets as the Group in China.

(ii)
No Group Member has suffered any uninsured losses in excess of US$100,000 or waived any rights or claims of material or substantial value with respect to any policy of insurance or allowed any insurances to lapse.

(iii)	No material claim under any policy of insurance taken out in connection with the business or assets of any Group Member is outstanding.

(c)	Real Property.

(i)
None of the Group Member, or any of their respective Subsidiaries is a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company will so certify upon the request of the Investor.

(ii)
The real property of the Group (the “Real Property”) comprises all the land, buildings and premises (as well as the fixed attached thereto) currently owned, occupied or used by the Group or in respect of which the Group has any estate, interest, right or title.  The description of the Real Property as set forth in the Disclosure Schedule is true and complete in all material respects.

(iii)
The Group has proper legal title to the land use rights and building ownership rights in respect of the Real Property (including possession of the land use rights certificates and building ownerships certificates) and is, subject to compliance with all applicable laws of the PRC, entitled to transfer, sell, mortgage or otherwise dispose of the Real Property and there are no occupancy rights or Encumbrances in favor of third parties affecting it except as, in each case, would not have a material adverse effect on the Group.

(iv)
The original land grant fee for the land use rights of any Real Property was paid in full, and no further amounts are currently owing in respect thereof.  No other fees or other payments are owing under the relevant granted land use rights contracts in respect of the Real Property. The relevant granted land use right contracts and the relevant land registration card contain no restrictions on any Group Member to use the Real Property for which they are currently being used by the Group except as, in each case, would not have a material adverse effect on the Group.

(v)
For any land use rights allocated (but not granted) to any Group Member, such Group Member has complied with all restrictions set forth in the land use rights certificate for such allocated land use rights, except as would not have a material adverse effect on the Group.

(vi)	There are no claims pending or to the best knowledge of the Company, threatened that would result in the creation of any Encumbrance against any Real Property.

(vii)
To the best knowledge of the Company, there are no zoning or other applicable laws currently in effect that would prevent or limit any Group Member from conducting its operations on the Real Property as they are currently conducted, except as would not have a material adverse effect on the Group.

(d)	Leases.

(i)
The Investor has been provided with true and complete copies of all material real property leases (the “Leases”) in respect of real property used by the Group that is not owned by the Group (the “Leased Properties”).  Each of the Group Members is in compliance with the terms and conditions of each Lease to which it is a party, except as would not have a material adverse effect on the Group.

(ii)
Each of the Group Members has the right to use the Leased Properties leased to it under the provisions of the relevant Leases.  Each such Lease has been executed and is valid and binding on the parties thereto, all rent and other sums and charges payable by such Group Member as tenant thereunder are current, no notice of default or termination under such Lease is outstanding, and no termination event or condition or uncured default on the part of such Group Member exists under such Lease, except, in each case, as would not have a material adverse effect on the Group. To the best knowledge of the Company, there is no underlying mortgage, deed of trust, lease, grant of term or other estate in or interest affecting any Leased Properties material to the operations of the Group, that is superior to the interest of such Group Member as tenant under the applicable Lease.

(iii)
The Leases contain no material restriction on business currently operated on such property or any right for the lessor or landlord to terminate the lease prior to expiration of its term (unless the lessee defaults on rental payment, breaches the lease terms).

(iv)	To the best knowledge of the Company, the landlords named in the Leases possess the legal right to lease the Leased Properties at the time of the grant of the relevant Lease.

(v)	None of the Group Members has any ownership, financial or other interest in the landlord under any Lease.

(e)	Products.

(i)
No Group Member has designed, manufactured, sold, leased, distributed or supplied products or services which do not comply with any warranties or representations expressly or impliedly made by any Group Member in any material respect , or with any relevant law in any material respect.

(ii)
There have not been any product recalls, reworks or post-sale warnings issued by any Group Member or by agents acting on its behalf relating to any product designed, manufactured, distributed, sold, leased or supplied by it nor any internal investigation or consideration by any Group Member or decision concerning whether or not to do so.

(iii)
There is no action, suit, claim, inquiry, proceeding or investigation in any case by or before any court or governmental body pending or, to the best knowledge of the Company, threatened, against or involving the business of any Group Member relating to any product alleged to have been sold or leased by any Group Member and alleged to have been defective which could reasonably expected to have a material adverse effect on the Group.

6.	CONTRACTS AND TRANSACTIONS

(a)	Validity of Contracts.

(i)	No Group Member is in breach of any Material Contract to which such Group Member is a party, nor has any Group Member received notice of any intention to terminate any such Material Contract.

(ii)
No party with whom any Group Member has entered into any Material Contract is in default thereunder being a default which, individually or when aggregated with all other such defaults, would have a material adverse effect on the Group.

(iii)
From April 17, 2008 through the date hereof and except any termination or non-renewal which did not and does not have a material adverse effect on the Group, no Person (being a customer or distributor of the Business or otherwise) that receives products or services from the Group with respect to the Business pursuant to any Material Contract has provided written notice to any Group Member terminating such contract or providing notice of non-renewal pursuant to any automatic renewal provision thereunder.  In addition, no Person (being a customer or distributor of the Business or otherwise) that currently receives products or services from the Group pursuant to a Material Contract has given written notice to any Group Member or, to the best knowledge of the Company, has given notice (whether or not in writing) to any Group Member, alleging that any Group Member is in material breach of such contract, or terminating such contract or providing notice of non-renewal pursuant to any automatic renewal provision thereunder, or advising any Group Member that such Person intends to materially reduce its purchases of products or services pursuant to such contract, or to otherwise alter its business relationship with the Group to the material detriment of the Group.

(iv)
No Person that currently supplies parts or materials to the Group pursuant to a Material Contract has given written notice to any Group Member or, to the best knowledge of any Group Member, has given notice (whether or not in writing) to any Group Member, alleging that any Group Member is in material breach of such contract, or terminating such contract or providing notice of non-renewal pursuant to any automatic renewal provision thereunder, or advising any Group Member that such Person intends to materially reduce its sales of parts or materials pursuant to such contract, or to otherwise alter its business relationship with the Group to the detriment of the Group.

(b)
Material Contracts.  Other than the Transaction Documents and those Contracts copies of which are attached to the Disclosure Schedule, no Group Member is a party to, or bound by any Material Contract (as defined below).  The following Contracts shall be deemed to be “Material Contracts”:

(i)	any Contract entered into otherwise than in the ordinary course of business;

(ii)	any agreement or arrangement otherwise than by way of negotiation at arm’s length having a total contract value greater than US$500,000 (or its equivalent in other currencies);

(iii)
any sale or purchase option or similar Contract or arrangement affecting any material Assets owned or used by any Group Member or by which any Group Member is bound, except for a finance lease entered into in the ordinary course of business;

(iv)	any Contract which cannot readily be fulfilled or performed by any Group Member on time or without undue or unusual expenditure of money or effort;

(v)
any Contract which the Group does not have the technical and other capabilities or the human and material resources to enable it to fulfill, perform and discharge all its outstanding obligations in the ordinary course of business without realizing a loss on closing of performance;

(vi)	any Contract materially restricting the freedom of any Group Member to compete in any geographic area or to buy or sell goods or services from certain persons;

(vii)	any Contract pursuant to which any Group Member provides any guarantee in excess of US$100,000;

(viii)	any Contract whereby any Group Member is, or has agreed to become, a member of any joint venture, consortium or partnership or other unincorporated association;

(ix)	any Contract whereby any Group Member is, or has agreed to become, a party to any distributorship or agency agreement;

(x)	any Contract with a customer, distributor, advertiser or advertising agency or any other Person that constitutes one percent or more of the annual sales of any Group Member on an annual basis;

(xi)	any Contract that is void, illegal, unenforceable or which contravene any applicable laws and regulations;

(xii)	any Contract with a supplier or service provider which constitutes one percent or more of the total supply of goods or services received by any Group Member on an annual basis;

(xiii)	any Contract that prohibits or restricts the sale, disposal or transfer of any Equity Securities (or any interests therein) owned by the Company;

(xiv)	any stockholder agreements, joint venture agreements or partnership agreements; and

(xv)	any employment contracts or arrangements in excess of US$100,000 (or its equivalent in other currencies).

(c)
Adverse Transactions.  To the best knowledge of the Company, no act or transaction (including the issuance and sale of the Preferred Shares) has been effected by any Group Member in consequence of which any Group Member is liable to (i) (1) refund the whole or any material part of any investment grant from any government or quasi-governmental body or other material grant received by virtue of any statute; (2) repay in whole or in part any government or local authority loan; or (3) lose the benefit of any material financial concession or material tax relief or tax holiday accorded to any Group Member by any authority; or (ii) as a result of which any grant for which application has been made by any Group Member will or may not be paid or will or may be reduced pursuant to the present practice of the appropriate authority.

(d)
Finance Documents.  Other than as disclosed in the Company Financial Statements, there are no material loans, guarantees, Encumbrances or liabilities given, made or incurred by or on behalf of any Group Member (and, in particular but without limiting the foregoing, no loans have been made by or on behalf of any Group Member to any directors or stockholders of any Group Member) and no Person has given any guarantee of or security for any overdraft, loan or loan facility granted to any Group Member.

(e)
Related Party Transactions. There are no Contracts, understandings, transactions or proposed transactions between any Group Member on the one hand and any Related Party on the other hand.  No Related Party is indebted to any Group Member, nor is such Group Member indebted (or committed to make loans or extend or guarantee credit) to any Related Party.  No Related Party has any direct or indirect ownership in any business entity with which any Group Member is affiliated or with which such Group Member has a business relationship, or any business entity that competes with such Group Member.

(f)
Authority to Enter into Contracts.  No Group Member has given any powers of attorney or other authority express or implied which is still outstanding or effective to any Person to enter into any Contract or commitment to do anything on its behalf other than the authority given to (i) board members, officers or employees to enter into agreements in the normal course of their duties and (ii) authorized representatives and agents to undertake certain governmental filings.

(g)
Brokers and Finders. The Company has not retained any investment banker, broker, or finder and there are no fees or charges due or payable to third parties in connection with the transactions contemplated by this Agreement.

7.	FINANCIAL MATTERS

(a)
Financial Statements.  The Company Financial Statements have been prepared in accordance with US GAAP applied on a consistent basis, and fairly present the assets and liabilities, financial position and profit or loss of the Company and its consolidated subsidiaries, including all non-performing loans and bad and/or doubtful debt and reserves therefor as at the respective dates thereof and for the periods covered thereby and are not affected by any unusual or non-recurring items not covered therein.

(b)
No Material Change in Accounting Policy.  No change in the policies of accounting has been made in preparing the consolidated accounts of the Company for each of the previous financial periods of the Company covered by the Company Financial Statements, except as stated in the accounts for such period.

(c)
Changes in Net Assets.  Since the Latest Accounts Date and at all times up to the Completion Date, no material change has occurred to the assets and liabilities (whether actual or contingent) shown in the Company Financial Statements and there has been no material reduction in the value of the Assets of any Group Member.

(d)
Indebtedness.  No Group Member is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by such entity under), nor has any Group Member received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived).

(e)
No Acceleration of Borrowings.  No borrowing of any Group Member has become or is now due and payable, or, to the best knowledge of the Company, capable of being declared due and payable, before its normal or originally stated maturity and no demand or other notice requiring the payment or repayment of money before its normal or originally stated maturity has been received by such Group Member.

(f)
Provision and Reserve.  Full provision or reserve has been made by the Company in the Company Financial Statements in accordance with US GAAP (i) for all Taxes, including deferred or provisional taxation in respect of the accounting period covered by the Company Financial Statements, for which any Group Member was then or might at any time thereafter become or has become liable including Taxes; and (ii) for all material doubtful account receivables.

(g)
Books and Financial Records.  All the accounts, books, registers, ledgers and financial and other material records of whatsoever kind of each Group Member have been properly and accurately kept and completed in all material respects.

(h)	Special Financial Arrangements. The Group has not entered into any financing arrangement of a type which would not be required to be shown or reflected in the Company Financial Statements.

(i)
Distribution.  All amounts paid or otherwise distributed by any Group Member to its direct or indirect equity holders (other than to another Group Member) for dividend, distribution, share redemption or repurchase or similar transactions have been paid or otherwise distributed in compliance with all legal and accounting requirements in all material respects.

(j)
Accountants.  The Company’s accounting firm is KPMG Hong Kong.  To the best knowledge of the Company, such accounting firm: (i) is a registered public accounting firm as required by the 1934 Act and (ii) issued its opinion with respect to the financial statements included in the Company’s annual report for the year ending December 31, 2010.

(k)
No Disagreements with Accountants or Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants or lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(l)
Solvency.  Based on the consolidated financial condition of the Company as of the Completion Date, after giving effect to the receipt by the Company of the Proceeds, the current cash flow of the Company and the cash it would receive if it were to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its Liabilities when such amounts are required to be paid.  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Completion Date.

8.	TAX, RECORDS AND RETURNS

(a)
Compliance with Laws.  No Group Member is or has been in violation of any applicable law or regulation regarding Tax which may result in any material liability or any criminal or administrative sanction or otherwise have a material adverse effect on the Group, other than such violation that has been rectified or resolved and does not have any pending, or possible future, material liability or criminal or administrative sanction or otherwise have a material adverse effect on the Group.

(b)
Tax Returns and Payments.  Each Group Member has duly and timely filed all Tax Returns as required by law, and such Tax Returns are true and correct in all material respects.  Each Group Member has paid all Taxes when due and none of them is or will become liable to pay any fine, penalty, surcharge or interest in relation to Tax.

(c)
Deductions and Withholdings.  Each Group Member has made all deductions and withholdings in respect, or on account, of any Tax from any payments made by it which it is obliged or entitled to make and has duly and timely accounted in full to the appropriate Governmental Authority for all amounts so deducted or withheld.

(d)
Preferred Tax Treatments.  All material exemptions, reductions and rebates of Taxes granted to any Group Member by a Governmental Authority are in full force and effect and have not been terminated.  The transactions contemplated under the Transaction Documents will not, and, to the best knowledge of the Company, there is no other circumstance or event that will, result in any such exemption, reduction or rebate being cancelled or terminated, whether retroactively or for the future.

(e)
Tax Audits and Assessments.  No unresolved deficiencies with respect to any Tax Returns filed by any Group Member (or any other Taxes for which any Group Member may be liable) have been proposed or assessed against or with respect to any Group Member (and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of any Group Member pending or raised), in each case by any Governmental Authority in writing to any Group Member, except with respect to matters for which adequate reserves have been established in accordance with US GAAP.

(f)
Not Party to a Spin-off.  The Company has not been a "distributing corporation" or a "controlled corporation" in any distribution occurring during the last two years intended to qualify under Section 355 of the Code.

(g)
No Withholding on Purchase or Sale of Shares by Investor.  No withholding of any Tax imposed by the PRC or any political subdivision or authority thereof is required (and no PRC Tax will otherwise be payable) with respect to (i) the initial purchase of the Preferred Shares by the Investor, (ii) the redemption or conversion thereof, (iii) any payment to the Investor thereon or under any Transaction Document or (iv) the sale of any Preferred Share, or any Common Stock received upon conversion thereof, by the Investor, in each case so long as the Investor does not hold the Preferred Shares or Common Stock, as applicable, through a permanent establishment in the PRC.

9.	OPERATIONS

(a)	Changes Since Latest Accounts Date.

(i)	General Changes. Since the Latest Accounts Date:

(1)	the business of the Group has been carried on in the ordinary course;

(2)	there has been no material adverse change in the financial position of the Group; and

(3)	there has been no agreement or commitment by any Group Member to do any of the things described in Section 9(a)(ii).

(ii)	Specific Changes. Except where necessary to perform its obligations under the Transaction Documents, since the Latest Accounts Date:

(1)
no Group Member has incurred any material Liabilities or material expenditure other than in the ordinary course of business or as reflected in the Company Financial Statements as of the Management Accounts Date;

(2)
no amount secured by the mortgages, charges or Encumbrances disclosed in the Company Financial Statements as of the Latest Accounts Date has been increased beyond the amount shown and no mortgage, charge or Encumbrance has been created since the Latest Accounts Date other than in the ordinary course of business or as reflected in the Company Financial Statements as of the Management Accounts Date;

(3)	no business of any Group Member has been materially and adversely affected by the loss of any material contract;

(4)	no Group Member has appointed an auditor or changed its existing auditor;

(5)
no dividends, bonuses or distributions have been declared, paid or made, except with respect to intercompany transactions as Disclosed in the Disclosure Schedule or bonuses paid to employees or consultants in the ordinary course of business;

(6)	no Group Member has ceased to conduct or carry on its business, approved the development of any new line of business or materially changed any part of its business activities;

(7)	no Group Member has hired or terminated any Senior Manager;

(8)	no Group Member has entered into any joint venture or partnership with any Person;

(9)
no Group Member has settled, compromised or conceded any litigation, legal proceedings, arbitration, mediation or other dispute resolution procedures involving an amount, individually or in the aggregate, exceeding US$1 million;

(10)	no Group Member has changed its financial year end or materially changed it accounting policies;

(11)
save for resolutions copies of which have been delivered to the Investor prior to the date hereof or which are required to be passed by any Group Member prior to Completion in order to satisfy the conditions set out in the Transaction Documents, no board or stockholders’ resolutions of any Group Member have been passed; and

(12)	there has been no change to or waiver of any right under any Material Contract with a value in excess of US$1 million.

10.	EMPLOYEES

(a)	Status of Employees.

(i)	No Group Member has at any time since April 17, 2008, or is being threatened by, any strike, collective work stoppage or other material labor issue.

(ii)
Each Group Member since April 17, 2008 has complied in all material respects, with all applicable laws regarding employees, employee benefits, employee safety and labor matters for all employees of the Group.

(b)
Employment Agreements and Compensation Arrangements.  Except as required by law, no Group Member is a party to or is bound by any currently effective employment contract (other than contracts that can be terminated on an at-will basis), deferred compensation agreement, pension, provident, superannuation, life assurance, disability or other similar schemes or arrangements, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.  To the extent that any such arrangements as described in the foregoing are required to be entered into by law, the Company shall provide copies of such arrangements to the Investor.  Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under US GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(c)
Status of Employees.  No Group Member has knowledge that any Senior Manager, officer or key employee, or any group of key employees, intends to terminate his, her or their employment with any Group Member.  No Group Member has a present intention to terminate the employment of any Senior Manager, officer or key employee, or any group of key employees. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Group is terminable at will by its respective employer.

(d)
Withholding Tax.  All amounts required to have been withheld by the Group with respect to employee salaries (including employees who have been treated as consultants) have been withheld in all material respects.

(e)
Trade Union.  No Group Member has any agreement or other arrangement (binding or otherwise) with any trade union or other body representing its employees or any of them nor does it recognize any trade union or other body representing its employees or any of them for negotiating purposes.

11.	CLAIMS AND PROCEEDINGS

(a)
No Litigation.  No Group Member is engaged in or has been notified that it is the subject of any litigation, arbitration or administrative or criminal proceedings (collectively, “Litigation”), whether as plaintiff, defendant or otherwise, which may give rise to a claim against such Group Member.  None of the directors and legal representatives of the Group and, to the best knowledge of the Company, none of the stockholders or equity interest holders of the Company, is engaged in or has been notified that it is the subject of any Litigation, whether as plaintiff, defendant or otherwise, which has had or may have an adverse effect on any Group Member. There is no judgment, decree, or order of any court in effect against any Group Member, and no Group Member is in default with respect to any order of any Governmental Authority to which it is a party or by which it is bound.

(b)
No Threatened Proceedings.  To the best knowledge of the Company, no Litigation is threatened against any Group Member.  To the best knowledge of the Company, there are no facts or circumstances likely to give rise to any Litigation against any Group Member or any such Litigation against any stockholder or any director, officer or agent of any Group Member.

(c)
No Undertaking; No Injunction.  No Group Member, and, to the best knowledge of the Company, no stockholder, director, officer or agent of any Group Member is party to any undertaking or assurance given to any Governmental Authority or the subject of any injunction relating to such Group Member’s business that is still in force.

(d)
No Insolvency.  No order has been made and no resolution has been passed for the winding up or liquidation or dissolution of any Group Member.  No distress, execution or other process has been levied on the whole or a substantial part of the assets of any Group Member.  No Group Member is insolvent or unable to pay its debts as they fall due.

(e)
No Investigation or Inquiry.  No Group Member is the subject of any investigation or inquiry by any Governmental Authority and, to the best knowledge of the Company, there are no facts which are likely to give rise to any such investigation or inquiry.

12.	INTELLECTUAL PROPERTY

(a)
Proper Acquisition.  Details of all Intellectual Property owned by each Group Member are set out in Section 12(a) of the Disclosure Schedule.  None of such Intellectual Property has been wrongfully or unlawfully acquired by any Group Member.

(b)
No Infringement.  The processes and methods employed, the services provided, the businesses conducted, and the products manufactured, used or dealt in by any Group Member do not, or at the time of being employed, provided, conducted, manufactured, used or dealt in by any Group Member did not infringe the rights of any other Person in any Intellectual Property.  There is not, nor has there been since April 17, 2008, any unauthorized use or infringement by any Person of any of the Intellectual Property owned or otherwise required for the business of any Group Member, which unauthorized use or infringement could reasonably be expected to have, or did have a material adverse effect on the Group.

(c)	Sufficiency. The Intellectual Property owned by each Group Member is sufficient for each Group Member to carry on its business in all material respects as currently conducted.

13.	NO MISREPRESENTATION

No representation, warranty or statement by the Company in this Agreement, any other Transaction Documents, or in any Exhibit, Schedule, Appendix, statement or certificate furnished to the Investor pursuant to any Transaction Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in the light of the circumstances under which they were made, not misleading.

14.	SECURITIES ISSUANCE

(a)
Acknowledgment regarding the Investor’s Purchase of Securities.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor, prior to the Completion, (i) does not have the right to appoint or designate, and has not appointed an officer of the Company or designated a director of the Board or any of its Subsidiaries, (ii) is not an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the best knowledge of the Company, is not a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).

(b)
No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of the other Group Members or their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Shares.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions relating to or arising out of the transactions contemplated hereby, provided that such fees or commissions arose out of actions taken by the Company.  The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(c)
No Integrated Offering.  None of the Company, or any Group Member, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Purchased Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Purchased Shares to require the approval of the stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, or any Group Member, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Purchased Shares under the 1933 Act or cause the offering of the Purchased Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(d)
Dilutive Effect.  The Company understand and acknowledge that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional (subject to any restrictions and limitations on convertibility or exercisability, as applicable, as set forth in the Certificate of Designations), regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(e)
Registration Rights.  To the best knowledge of the Company, no facts or circumstances exist that would inhibit or delay the preparation and filing of the registration statement with respect to the Purchased Shares and the Conversion Shares in accordance with the Registration Rights Agreement.  Except pursuant to that certain registration rights agreements dated as of April 17, 2008, September 5, 2008 and May 8, 2009 respectively among the Company and the investors named therein, no Person has any right to cause the Company or any Subsidiary to effect the registration under the 1933 Act of any securities of the Company or any Subsidiary.

The Full Alliance Warranties

Full Alliance hereby represents and warrants to the Investor that except as set forth in the Disclosure Schedule, the following representations and warranties are true, complete and correct as of the date hereof and the Completion Date.  The Disclosure Schedule shall be arranged in clauses corresponding to the numbered and lettered sections and subsections set forth below.

1.	CORPORATE MATTERS

(a)
Organization, Good Standing and Qualification.  Full Alliance has been duly incorporated and organized, and is validly existing (i) in good standing and (ii) in compliance with all registration and approval requirements.  Full Alliance has the corporate power and authority to own and operate its Assets and properties and to carry on its business as currently conducted and proposed to be conducted.

(b)
Charter Documents.  The copies of Full Alliance’s charter documents attached to the Full Alliance Disclosure Schedule (having attached thereto copies of all such resolutions as are by law required to be attached thereto and all amendments made to date), are effective, have not been superseded and are true, correct and complete.  All legal and procedural requirements concerning the adoption of such charter documents have been duly and properly complied with in all respects.

2.	AUTHORIZATION AND VALIDITY OF TRANSACTIONS

(a)
Authorization.  Full Alliance has the power and authority to execute, deliver and perform the Transaction Documents which it has signed as a party.  All actions on the part of Full Alliance necessary for the pledge of the Pledged Shares have been taken or will be taken prior to the Completion.

(b)
Valid Issuance of Stock.  The Pledged Shares are duly authorized and validly issued, fully paid and non-assessable, and free of restrictions on transfer other than restrictions on transfer under applicable securities or corporate laws.

(c)
Enforceability.  The Transaction Documents to which Full Alliance is a party, when executed, will be valid and binding obligations of each such entity or individual, enforceable against each such entity or individual in accordance with their respective terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

(d)
Consents and Approvals.  All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any Governmental Authority or any other competent corporate authority required in connection with the execution, delivery and performance by Full Alliance of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby have been obtained.

(e)
No Breach.  The execution and delivery by Full Alliance of each of the Transaction Documents to which it is a party and the implementation and performance by the foregoing entities of all the transactions contemplated under such Transaction Documents do not and will not:

(i)	breach or constitute a default under any charter document of such entity or of the memorandum of association, articles of association, by-laws or other constitutional document of such entity;

(ii)
result in a breach of, or constitute a default under, or give rise to any right to any Person under, any Material Contract to which such entity is a party (including any other certificate of designation, preferences or rights of any other outstanding series of preferred stock or warrants or other securities of the Company) or by which such entity or its property or Assets is bound or result in the acceleration of any obligation of such entity (whether to make payment or otherwise) to any Person; or

(iii)	result in a violation or breach of or default under any law.

SCHEDULE 3

THE INVESTOR WARRANTIES

1.	The Investor is a limited liability company duly incorporated and existing under the laws of the Cayman Islands.

2.
The Investor has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby.  The execution and delivery by the Investor of this Agreement and the performance by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of the Investor.  Assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

3.	The execution, delivery and performance of this Agreement by the Investor will not:

(a)	breach or constitute a default under any provision of the Memorandum of Association or Articles of Association or equivalent charter documents of the Investor;

(b)
conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a material default under, any agreement to which the Investor is a party or by which the Investor is bound;

(c)	violate any court order, judgment, injunction, award, decree or writ against, or binding upon, the Investor or upon its securities, properties or business; or

(d)	result in violate or breach of or default under any law.

4.	The funds used by the Investor to purchase the Purchased Shares have been legally obtained by the Investor.

5.
The Investor is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the 1933 Act, as presently in effect.  The Investor is purchasing the Purchased Shares with investment intent and not with a view to distribution in violation of any applicable securities law or regulation.

6.
Other than the transaction contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, executed any disposition, including Short Sales (but not including the location and/or reservation of borrowable shares of Common Stock), in Equity Securities of the Company during the period commencing from the time that the Investor first presented a term sheet to the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof.  Other than to other Persons party to this Agreement or its Representatives, the Investor has maintained the confidentiality of all non-public disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

SCHEDULE 4
DISCLOSURE SCHEDULE

SCHEDULE 5

LIST OF SENIOR MANAGERS

Name	Position

WU Zishen	Chairman and Chief Executive Officer

TONG Baosheng	Vice President of R&D

XU Nan	Vice President of Sales

YU Yue	Chief Financial Officer

ZHAO Shijun	Head of Production

SCHEDULE 6

POST-CLOSING COVENANTS
Part A

1.  As soon as practicable but in no event later than December 31, 2011, Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd. shall obtain the approval of inspection and acceptance of environmental protection from the competent Governmental Authority with respect to "the project with annual production of 6,000 tons of Shengmingsu for plants (plant nutrient products) and 4,000 tons of Shengmingsu for animals (animal nutrient products)".

2.  As soon as practicable but in no event later than December 31, 2011, Inner Mongolia Yongye Fumin Biotechnology Co., Ltd. ("Fumin Co") shall obtain the legally effective Fertilizer Registration Certificate (肥料登记证) for its production of fertilizer in accordance with PRC law.

3.  As soon as practicable but in no event later than December 31, 2011, Fumin Co shall obtain the approval of inspection and acceptance of environmental protection from the competent Governmental Authority with respect to "the project with annual production of 30,000 tons of humic acid salt".

Part B

1.  PRC Opco shall use commercially reasonable efforts to obtain, as soon as practicable, the legally effective Certificate of Pass of Examination on Feed Production Enterprise (饲料生产企业审查合格证) for its production of feed products in accordance with PRC law.

2.  Fumin Co shall use commercially reasonable efforts to obtain, as soon as practicable, the legally effective Feed Production Permit (饲料生产许可证), Certificate of Pass of Examination on Feed Production Enterprise (饲料生产企业审查合格证), Additive Pre-mixed Feed Production License (添加剂预混合饲料生产许可证) for its production of feed products in accordance with PRC law.

3.  Fumin Co shall use commercially reasonable efforts to obtain, as soon as practicable, the construction land planning permit (建设用地规划许可证), the construction works planning permit (建设工程规划许可证) and the working permit on construction works (建设工程施工许可证) with respect to the construction of "the project with annual production of 30,000 tons of humic acid salt".

4. Fumin Co shall use commercially reasonable efforts to obtain, as soon as practicable, the land use right certificate and the real estate property ownership certificate with respect to the plant for "the project with annual production of 30,000 tons of humic acid salt" in Wuchuan county.

5. The Company shall use commercially reasonable efforts to, as soon as practicable, register with the competent Administration for Foreign Exchange in accordance with PRC law for its previous grant of restricted shares to its employees.

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

EXHIBIT B

CERTIFICATE OF INCUMBENCY AND AUTHORITY

[Letterhead of the Company]

[Date]

[_____] and

[_____]

[_____]

Attention: [_____]

Certificate of Incumbency and Authority

Reference is made to the Securities Purchase Agreement among the Investor, the Company and Full Alliance, dated ________, 2011 (the “Securities Purchase Agreement”).  Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Securities Purchase Agreement.

I, the undersigned [Chairman/Director] of ____________________ (the “Company”), duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the persons [each] [any two] of whom are, and will continue to be, authorized:

(a)	to sign the certifications provided for in Section 3.1 of the Securities Purchase Agreement; and

(b)
to take any other action required or permitted to be taken, done, signed or executed under the Securities Purchase Agreement or any other agreement to which the Investors and the Company may be parties.

* Name	Office	Specimen Signature

You may assume that any such person continues to be so authorized until you receive written notice from an Authorized Representative of the Company that they, or any of them, is no longer so authorized.

Yours truly,

By

[Chairman/Director]

*	Designations may be changed by the Company at any time by issuing a new Certificate of Incumbency and Authority authorized by the Board of Directors of the Company where applicable.

EXHIBIT C

FORM OF STOCKHOLDERS’ AGREEMENT

EXHIBIT D

FORM OF REGISTRATION RIGHT AGREEMENT

EXHIBIT E

FORM OF SHARE PLEDGE

EXHIBIT F

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

EXHIBIT G

FORM OF NEVADA LEGAL OPINION

EXHIBIT H

FORM OF PRC LEGAL OPINION

EXHIBIT I

FORM OF HONG KONG LEGAL OPINION

EXHIBIT J

FORM OF BVI LEGAL OPINION

EXHIBIT K

FORM OF NEW YORK LEGAL OPINION